                          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement       [_] Confidential, for Use of the
                                          Commission Only (as permitted by
                                          Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                            AVALON PROPERTIES, INC.
              ------------------------------------------------
              (Name of Registrant as Specified In Its Charter)


              ------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:

        ________________________________________________________________________

    (5) Total fee paid:

        ________________________________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ________________________________________________________________________

    (2) Form, Schedule or Registration Statement No.:

        ________________________________________________________________________

    (3) Filing Party:

        ________________________________________________________________________

    (4) Date Filed:

        ________________________________________________________________________

                            AVALON PROPERTIES, INC.
                                 15 RIVER ROAD
                           WILTON, CONNECTICUT 06897

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 6, 1997

                               ----------------

  NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Stockholders (the "Annual Meeting") of Avalon Properties, Inc. (the "Company") will be held on Tuesday, May 6, 1997 at 10:00 a.m. at Bloomberg Financial Markets, 15th Floor, 499 Park Avenue, New York, New York for the following purposes:

    1. To elect six directors of the Company to serve until the 1998 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;
    2. To approve amendments to the Company's 1995 Amended and Restated Equity Incentive Plan (the "Plan" or the "1995 Equity Incentive Plan") that will (a) increase the number of shares of the Company's common stock, par value $.01 per share ("Common Stock") available for awards under the Plan from 589,946 shares as of March 24, 1997 to 1,937,000 shares of Common Stock, plus, in each case, any shares subject to awards that do not vest or are otherwise forfeited under the Plan or under the Company's 1993 Incentive and Stock Option Plan (the "1993 Plan") and (b) increase the number of stock options that may be granted to any one individual in any calendar year to 250,000; and

    3. To consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

  Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned, or to which the Annual Meeting may be postponed.

  The Board of Directors has fixed the close of business on April 2, 1997 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. Only stockholders of record of the Company's common stock, $.01 par value per share, at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

  You are requested to fill in and sign the enclosed form of proxy, which is being solicited by the Board of Directors, and to mail it promptly in the enclosed, postage-prepaid envelope. Any proxy may be revoked by delivery of a later dated proxy. Stockholders of record who attend the Annual Meeting may vote in person, even if they have previously delivered a signed proxy.

                                          By Order of the Board of Directors

                                          Thomas J. Sargeant
                                          Secretary

Wilton, Connecticut
April 8, 1997

  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                            AVALON PROPERTIES, INC.
                                 15 RIVER ROAD
                           WILTON, CONNECTICUT 06897

                               ----------------

                                PROXY STATEMENT

                               ----------------

                    FOR 1997 ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 6, 1997

                                                                  April 8, 1997

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Avalon Properties, Inc. (the "Company") for use at the 1997 Annual Meeting of Stockholders of the Company to be held on Tuesday, May 6, 1997, and at any adjournments or postponements thereof (the "Annual Meeting"). At the Annual Meeting, stockholders will be asked (1) to vote upon the election of six directors of the Company, (2) to approve amendments to the Company's 1995 Amended and Restated Equity Incentive Plan (the "Plan" or the "1995 Equity Incentive Plan") that will (a) increase the number of shares of the Company's common stock, par value $.01 per share ("Common Stock") available for awards under the Plan from 589,946 shares as of March 24, 1997 to 1,937,000 shares of Common Stock, plus, in each case, any shares subject to awards that do not vest or are otherwise forfeited under the Plan or under the Company's 1993 Incentive and Stock Option Plan (the "1993 Plan") ("Proposal 2") and (b) increase the number of stock options that may be granted to any one individual in any calendar year to 250,000, and (3) to act upon any other matters properly brought before them.

  This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are first being sent to stockholders on or about April 8, 1997. The Board of Directors has fixed the close of business on April 2, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). Only stockholders of record of the Company's Common Stock at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 33,531,838 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Holders of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held by them.

  The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. The affirmative vote of the holders of a plurality of the shares of Common Stock present or represented at the Annual Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Annual Meeting is required to approve the amendments to the Plan. In addition, to satisfy New York Stock Exchange rules, votes by stockholders representing at least 50% of all outstanding shares of Common Stock must be cast with respect to Proposal 2, for which purpose abstentions will not count as votes cast. Shares that reflect abstentions or "broker nonvotes" (i.e., shares represented at the meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and, with respect to one or more but not all issues, such brokers or nominees do not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting. Broker nonvotes will have no impact on the outcome of the vote on Proposal 2 or on the outcome of the election of Directors. Abstentions will have no impact on the outcome of the election of Directors. With respect to Proposal 2, abstentions will be treated as votes cast against such proposal for the purpose of determining if the proposal receives the necessary number of votes. With respect to the election of directors, votes may only be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the election.

  STOCKHOLDERS OF THE COMPANY ARE REQUESTED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED, POSTAGE-PREPAID ENVELOPE. SHARES REPRESENTED BY A PROPERLY EXECUTED PROXY RECEIVED PRIOR TO THE VOTE AT THE ANNUAL MEETING AND NOT REVOKED WILL BE VOTED AT THE ANNUAL MEETING AS DIRECTED ON THE PROXY. IF A PROPERLY EXECUTED PROXY IS SUBMITTED AND NO INSTRUCTIONS ARE GIVEN, THE PROXY WILL BE VOTED FOR THE ELECTION OF THE SIX NOMINEES FOR DIRECTORS OF THE COMPANY NAMED IN THIS PROXY STATEMENT AND FOR APPROVAL OF THE AMENDMENTS TO THE PLAN. IT IS NOT ANTICIPATED THAT ANY MATTERS OTHER THAN THOSE SET FORTH IN THE PROXY STATEMENT WILL BE PRESENTED AT THE ANNUAL MEETING. IF OTHER MATTERS ARE PRESENTED, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS.

  A stockholder of record may revoke a proxy at any time before it has been exercised by filing a written revocation with the Secretary of the Company at the address of the Company set forth above, by filing a duly executed proxy bearing a later date or by appearing in person and voting by ballot at the Annual Meeting. Any stockholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy.

  The Company's 1996 Annual Report, including financial statements for the fiscal year ended December 31, 1996, is being mailed to stockholders concurrently with this Proxy Statement. The Annual Report, however, is not part of the proxy solicitation material.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

  The Board of Directors of the Company currently consists of five members. At the Annual Meeting, six directors will be elected to serve until the 1998 Annual Meeting and until their successors are duly elected and qualified. The Board of Directors has nominated Richard L. Michaux, Charles H. Berman, Michael A. Futterman, Christopher B. Leinberger, Richard W. Miller and Allan
D. Schuster to serve as directors (the "Nominees"). Each of the Nominees except Mr. Miller is currently serving as a director of the Company. The Board of Directors anticipates that each of the Nominees will serve as a director if elected. However, if any person nominated by the Board of Directors is unable or unwilling to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend. The Board of Directors will consider a nominee for election to the Board of Directors recommended by a stockholder of record if the stockholder submits the nomination in compliance with the requirements of the Company's Bylaws. See "Other Matters--Stockholder Proposals" for a summary of these requirements.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES.

INFORMATION REGARDING NOMINEES AND EXECUTIVE OFFICERS

  The following table and biographical descriptions set forth certain information with respect to the six Nominees for election as directors at the Annual Meeting and the executive officers who are not directors, based on information furnished to the Company by each director and officer. The following information is as of March 15, 1997 unless otherwise specified.

                                                   AMOUNT AND NATURE OF
                                          DIRECTOR BENEFICIAL OWNERSHIP PERCENT
  NAME OF NOMINEE                     AGE  SINCE    OF COMMON STOCK(1)  OF CLASS
  ---------------                     --- -------- -------------------- --------
Richard L. Michaux...................  52   1993         684,964(3)       2.0%
Charles H. Berman....................  43   1993         499,713(4)       1.5%
Michael A. Futterman.................  54   1993          40,500(2)(5)      *
Christopher B. Leinberger............  46   1993          33,100(2)         *
Richard W. Miller....................  56   1997           2,000            *
Allan D. Schuster....................  55   1993          35,500(2)         *

--------
 * Less than one percent
(1) Except as otherwise noted, each individual in the table above has sole voting and investment power over the shares listed. Includes shares subject to stock options presently exercisable or exercisable within 60 days as follows: Mr. Michaux, 150,000; Mr. Berman, 150,000; Mr. Futterman, 28,000; Mr. Leinberger, 28,000; and Mr. Schuster, 28,000. Includes shares of restricted Common Stock that vested twenty percent (20%) on February 6, 1996 and 1997 and will vest twenty percent (20%) on each of the next three anniversaries of such date as follows: Mr. Michaux, 21,250; and Mr. Berman, 21,250. Includes shares of restricted Common Stock that vested twenty percent (20%) on January 22, 1997 and will vest twenty percent (20%) on each of the next first four anniversaries of such date as follows: Mr. Michaux, 22,500; and Mr. Berman, 22,500.
(2) Includes shares of restricted Common Stock that vested twenty percent (20%) on July 3, 1996 and will vest twenty percent (20%) on each of the next four anniversaries of such date as follows: Mr. Futterman, 2,500; Mr. Leinberger, 2,500; and Mr. Schuster, 2,500.
(3) Voting and investment power shared with spouse (486,782 shares); sole voting and investment power (45,353 shares). Includes 2,829 shares owned by Mr. Michaux's spouse, as to which Mr. Michaux has neither voting nor investment power and disclaims beneficial ownership.
(4) Includes 1,800 shares held by Mr. Berman in trust for his minor children.
(5) Includes 10,000 shares held by Mr. Futterman's spouse for which voting and investment power is shared. Mr. Futterman disclaims beneficial ownership of these shares.

 Nominees for Election as Directors

  Mr. Michaux has been a director and the Chief Executive Officer of the Company since its formation in August 1993. He had previously been a partner of Trammell Crow Residential ("TCR"), which he joined in 1980 and served as one of the three Group Managing Partners of Trammell Crow Residential from 1986 to 1993. In that capacity, he was responsible for residential development in the Mid-Atlantic, Northeastern and Midwestern states. In previous positions, Mr. Michaux was in finance and general management with Sea Pines Company on Hilton Head Island, South Carolina from 1973 to 1975, a Division Manager of Ryan Homes in Virginia from 1975 to 1978 and Marketing Director for the Burke Centre, a 6,000 unit development in Fairfax, Virginia from 1978 to 1980. Mr. Michaux graduated from the United States Naval Academy with distinction and holds a Masters degree in Business Administration from the University of North Carolina at Chapel Hill where he was a Morehead Fellow and a Dean's Scholar. Mr. Michaux's professional affiliations include: immediate past Chairman of the National Multi Housing Council; member of the Gold Flight Council of Urban Land Institute (the "ULI"); Vice President/Treasurer of the United States Naval Academy Class of 1966 Foundation; and founding Board member of the D.C. Early Child Care Collaborative.

  Mr. Berman has been a director and the President and Chief Operating Officer of the Company since its formation in August 1993. He previously served as Divisional Partner of the Northeast Group of TCR from 1986 to 1993, where he was responsible for overseeing the development, management and construction operations of the Northeast Group of TCR. Mr. Berman served on the Management Board of TCR from 1992 to 1993. Prior to joining TCR, Mr. Berman was a partner at American Realty Capital, Inc., where he managed equity syndications and joint venture financing for several national development companies. He also held the position of Vice President of Eastdil Equities, Inc., a subsidiary of Eastdil Realty, Inc. He is a 1979 graduate of the Harvard Business School with an undergraduate degree from Amherst College. Mr. Berman's professional affiliations include membership in the Silver Flight Council of the ULI; Advisory Board of REF Fairchester and Advisory

Board of ULI Fairchester. He is also a member of the Board of Directors of Fairfield 2000 Homes Corporation, a non-profit housing organization.

  Mr. Futterman has been a director of the Company since December 1993. He has been Chairman of American Realty Capital from 1983 to the present. He also held the position of President of Elders American Realty Capital, Inc. from 1988 to 1992. Prior to joining American Realty Capital, Inc., Mr. Futterman was employed by Eastdil Realty, Inc. from 1969 to 1983, where he was most recently Executive Vice President and a Director. Mr. Futterman also served as Director of Dollar Dry Dock Savings Bank, July 1989 to March 1990, and Trustee of the International Center of Photography, 1986 to 1992. Mr. Futterman graduated from the Carnegie Institute of Technology and the Georgetown University Law School.

  Mr. Leinberger has been a director of the Company since December 1993. He has been Managing Director and co-owner of Robert Charles Lesser & Co. since 1982, where he specializes in metropolitan development trends and strategic planning for cities and real estate companies. Robert Charles Lesser & Co. is one of the largest independent real estate advisory firms in the country, working on over 400 projects a year throughout North America. Mr. Leinberger has written many articles on strategic planning for real estate which have appeared in trade magazines such as Builder, Urban Land and National Real Estate Investor. He is also the author of Strategy for Real Estate Companies; Marketing, Finance, Organization, jointly published by the ULI and NAIOP. Mr. Leinberger is a member of the Boards of Directors of Realen Homes (named 1993's "Builder of the Year" by Professional Builder magazine), is Chairman of the Metropolitan Redevelopment Commission (City of Santa Fe) and Chairman of the Board of Trustees of the College of Santa Fe. He is a graduate of Swarthmore College and the Harvard Business School.

  Mr. Miller has been nominated for election as a director of the Company at the 1997 Annual Meeting. He has served as Senior Executive Vice President and Chief Financial Officer of AT&T since 1993 and is a member of AT&T's Chairman's Office. Prior to joining AT&T, he held a number of operating management and chief financial officer positions in high technology and consumer companies. For the three years prior to joining AT&T, Mr. Miller led a reorganization of Wang Laboratories, Inc., where he was Chairman, President and CEO for three years. Wang Laboratories, Inc. emerged from Chapter 11 bankruptcy in September 1993. From 1982-1988, he was with RCA Corporation and the General Electric Company which acquired RCA in 1986, first as CFO then as Executive Vice President Consumer Products and Entertainment, overseeing what was then the largest consumer electronics business in the U.S. From 1970 to 1982, Mr. Miller was with Penn Central Corporation, including positions as the CFO of the parent company and Executive Vice President of its principal real estate subsidiary, Arvida Corporation. Mr. Miller holds a BBA degree in economics from Case Western Reserve University and an MBA in finance from Harvard Business School, where he currently serves on the Board of Directors of the Associates. He is also a Director of the U.S. Chamber of Commerce.

  Mr. Schuster has been a director of the Company since December 1993. He has been a private investor since June 1993. From December 1972 to September 1987, Mr. Schuster was with Citibank, N.A., where during the last five years he was Managing Director of Citicorp Real Estate, Inc. From April 1988 until June 1993, he was Chairman and Chief Executive Officer of the Travelers Realty Investment Company, where he directed that Company's investment activities in commercial and agricultural real estate. During Mr. Schuster's tenure, Travelers' portfolio of mortgages, equities and joint ventures ranged between $12 billion and $20 billion. During this same period, Mr. Schuster was Chairman and Chief Executive Officer of Prospect Company, a $2 billion real estate development company. He is a Member of the Appraisal Institute and the ULI.

 Executive Officers Who Are Not Directors

  Bryce Blair. Mr. Blair, 38, has been Senior Vice President-- Development/Acquisitions of the Company since its formation. Mr. Blair oversees development and acquisition activity throughout the Company's markets. Mr. Blair joined the Northeast Group of TCR in 1985 and was the partner responsible for overseeing development and acquisition of multifamily opportunities throughout Massachusetts, Rhode Island and Long Island, New York. Prior to joining the Northeast Group of TCR in 1985, he was a Project Manager with the Exxon Corporation responsible for managing the design, development and construction of capital improvement properties. Mr. Blair is a 1985 graduate of the Harvard Business School. He graduated magna cum laude with an undergraduate degree in Civil Engineering from the University of New Hampshire. He is a member of the ULI, the Real Estate Finance Association of Greater Boston Real Estate Board; and the Real Estate Investment Advisory Council.

  Robert H. Slater. Mr. Slater, 43, has been Senior Vice President--Property Operations of the Company since its formation. He served previously as Chief Operating Officer of Trammell Crow Residential Services for the Mid-Atlantic region. Mr. Slater was responsible for opening and managing the Raleigh, North Carolina TCR office and was responsible for the development of several multifamily apartment communities. His responsibilities included all aspects of property management including property operations, marketing, training, human resources and business development. Prior to joining TCR in 1988, Mr. Slater served as law clerk to (now Chief) Justice James G. Exum, Jr. of the Supreme Court of North Carolina and, thereafter, engaged in the private practice of law. Mr. Slater is a 1980 graduate of the University of Virginia School of Law with an undergraduate degree, cum laude, from Vanderbilt University.

  Thomas J. Sargeant. Mr. Sargeant, 38, became Chief Financial Officer and Secretary of the Company in March 1995 and has been Treasurer of the Company since its formation. He previously served as Group Financial Officer for the Northeast Group of TCR, the Mid-Atlantic Group of TCR and the Midwest Group of TCR and oversaw the financial services operations (including accounting and financial reporting, cash management, payroll, information systems and internal audit) as well as project finance for the Midwest Group of TCR. Mr. Sargeant joined TCR in 1986 as Controller and was promoted to Chief Financial Officer in 1989 and to Group Financial Officer in 1992. Prior to joining TCR, Mr. Sargeant was with Arthur Andersen & Co., where he specialized in the construction and real estate industries, serving both private and publicly held clients. Mr. Sargeant, a certified public accountant, is a magna cum laude graduate of the University of South Carolina where he was elected to Phi Beta Kappa and the Honors College.

  Jeffrey B. Albert. Mr. Albert, 43, has been Vice President--Development since the Company's formation with responsibility for development in the states of New Jersey and Pennsylvania. Previously, Mr. Albert joined the Northeast Group of TCR as a City Partner in 1989 to oversee community development, apartment development and acquisition activities in eastern Pennsylvania and New Jersey. From 1978 to 1980, Mr. Albert spent two years with W.R. Grace & Company in Philadelphia in its Land Development Division as project coordinator of a planned unit development. In this capacity, he was responsible for the planning, marketing and development of residential communities and non-residential developments. Mr. Albert joined Eastern Properties, Inc. in Cranbury, New Jersey as a project manager in 1980, became a Vice President of that company in 1982 and remained with Eastern Properties until 1989. Mr. Albert is a 1976 Phi Beta Kappa graduate of Clark University with an AB degree with highest honors in Philosophy. In 1978, he received a Master of City Planning MCP degree from the University of Pennsylvania.

  Stephen H. Dalton. Mr. Dalton, 47, is Vice President of Construction for mid and high rise projects throughout all regions for Avalon Properties, Inc. Prior to joining Avalon, Mr. Dalton was Vice President and Territory Executive in charge of The National Capital Region (Washington, D.C., Virginia and Maryland) and an executive in the New York Territory for Morse Diesel International from 1990 to 1996. In this capacity he was responsible for all new business, construction operations and preconstruction services. Mr. Dalton is a registered architect in the state of New York and a member of the American Institute of Architects. Mr. Dalton was also a member of the Board of Trustees for the Duke Ellington School for the arts in Washington, D.C. Mr. Dalton holds a Masters in Architecture from Columbia University. He is a 1971 graduate from Hobart College, with a BA in Psychology.

  Samuel B. Fuller. Mr. Fuller, 35, has been Vice President--Development since the Company's formation with responsibility for development in the states of Connecticut and New York (excluding New York City and Long Island). Previously, Mr. Fuller joined the Northeast Group of TCR in 1989 as a Development Associate. In 1992, he was promoted to Development Partner. Before joining TCR, Mr. Fuller was a Project Manager at Texas Instruments, Inc., where he managed the design, development and construction of large scale, automated assembly lines for the company's facilities worldwide. Mr. Fuller is a 1989 Harvard Business School graduate, with an undergraduate degree in Mechanical Engineering from the University of New Hampshire.

  Timothy J. Naughton. Mr. Naughton, 35, has been Vice President--Development of the Company since its formation with responsibility for development in the metropolitan Washington/Baltimore region. He joined the Mid-Atlantic Group of TCR in 1989 and had development responsibilities for multifamily rental communities in Delaware, Virginia and Maryland. He had been a Development Partner since 1993. From 1987 to 1989, Mr. Naughton was a Development Officer for Bourque/Perez Group in Lexington, Massachusetts, where he directed the development of townhouses and multifamily communities. Mr. Naughton received his Masters degree in Business Administration from the Harvard Business School in 1987. He earned his undergraduate degree in Economics from the University of Virginia, where he was elected to Phi Beta Kappa and graduated with high distinction in 1983.

  Alexander C. Twining. Mr. Twining, 43, has been Vice President--Development of the Company since February 1995 with responsibility for the mid/high-rise development group throughout Avalon's markets. From 1990 until 1995, Mr. Twining was Director of Real Estate Development for Colgate-Palmolive Company, directing development of an eight million square foot planned community, including 1,000 apartments and office, retail and hotel buildings in the New York metropolitan area. From 1986 to 1990, Mr. Twining was Senior Vice President and Regional Partner for the Boston office of F.D. Rich Company, where he directed acquisition, financing and development activities, including over 20 acquisitions, a 300-apartment waterfront community and a two million square foot mixed-use development. Mr. Twining is a 1977 graduate of the Yale School of Architecture and completed his undergraduate degree at Yale University in 1974. He has taught at the New York University Real Estate Institute and Yale University and is a licensed real estate broker and architect. He is a member of the Urban Development/Mixed Use Council of the ULI and the American Institute of Architects.

  Leo S. Horey. Mr. Horey, 34, has been Vice President--Property Operations, since August 1994. Mr. Horey is responsible for numerous communities in Virginia, Maryland and the District of Columbia. Mr. Horey previously served as Regional Manager--Property Operations for both Avalon Properties, Inc. and Trammell Crow Residential Services. In this capacity, he directed property operations for selected communities in the Washington, D.C. metropolitan area and coordinated the real estate tax appeal process throughout the Mid-Atlantic region. Mr. Horey began his career with Trammell Crow Residential in 1991 in the community development area in Princeton, New Jersey. Mr. Horey received his Masters of Business Administration from

The Kenan-Flagler Business School at the University of North Carolina at Chapel Hill where he was a Richard H. Jenrette Fellow. He also holds a Bachelor of Science degree in Computer Science and Economics from Duke University.

  Gwyneth J. Cote. Ms. Cote, 34, has been Vice President--Property Operations since August 1994. Ms. Cote is responsible for the management of numerous communities in the New Jersey, Connecticut and New York markets. Prior to Avalon's formation, Ms. Cote served as a Development Associate for Trammell Crow Residential in New Jersey. In this capacity, she was responsible for the development of multifamily apartment communities and targeting potential site acquisitions. In 1990, she joined the management group as a Divisional Manager, responsible for the operation of eight properties in the Chicago and Kansas City markets. Ms. Cote received her Master of Business Administration degree from the Wharton School of the University of Pennsylvania in 1989. She earned her undergraduate degree in Liberal Arts from Swarthmore College.

  Jeffrey M. Roblyer. Mr. Roblyer, 40, has been Vice President of Construction since July 1994. Mr. Roblyer is responsible for managing the Company's construction of garden apartment communities in Massachusetts, Connecticut and New York. Mr. Roblyer joined the Trammell Crow Residential Northeast Group in 1988 as Project Superintendent. During the period from 1988 to 1992, he supervised the construction of five apartment communities totaling 1,916 apartment homes. In 1992, he was promoted to Project Manager. During his tenure as Project Manager, he managed the construction of five apartment communities totaling 1,371 apartment homes. Prior to joining Trammell Crow Residential, Mr. Roblyer was Assistant Superintendent for Jagger Buzbee Company in Austin, Texas (215 apartments), Superintendent for Browning Property Company in Dallas, Texas (1,000 apartments), Superintendent for Pacific Development Corporation in Dallas, Texas (888 apartments), and Project Manager for Cutter Realty Corporation in Stamford, Connecticut (60 condominiums). Mr. Roblyer earned an Associate in Arts degree from the University of South Florida and a Bachelor of Science in Business Management degree from Albertus Magnus College in New Haven, Connecticut.

  Lili F. Dunn. Ms. Dunn, 28, has been Vice President--Acquisitions and Dispositions since January 1996. Ms. Dunn has been responsible for acquisitions and dispositions of apartment communities since the inception of the Company. Prior to the Company's formation, Ms. Dunn served as the Operations Analyst for the Northeast and Midwest regions of TCR. In that capacity, she was responsible for completing asset management analyses and property repositioning recommendations as well as designing and implementing computer applications for on-site use. In 1992, Ms. Dunn relocated to Alexandria, Virginia to become Director of Business Development and Market Research for the Mid-Atlantic region of Trammell Crow Residential. In this role, she secured third-party management contracts, maintained the Company's market research database and published market information. Ms. Dunn is a magna cum laude graduate of the University of Michigan where she earned a Bachelor of Business Administration degree.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

  Board of Directors. The Company is managed by a Board of Directors that will be composed of six members following the 1997 Annual Meeting of Stockholders of the Company, a majority of whom are independent of the Company's management. The Board of Directors met 14 times in 1996. Each of the directors attended at least 75% of the total number of meetings of the Board of Directors and of the committees of the Company of which he was a member during 1996.

  Audit Committee. The Board has established an Audit Committee consisting of Messrs. Futterman, Leinberger and Schuster. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. The Audit Committee met one time during 1996.

  Compensation Committee. The Board of Directors has established a Compensation Committee to determine compensation for the Company's executive officers. The members of the Compensation Committee are Messrs. Futterman, Leinberger and Schuster. The Compensation Committee exercises all powers of the Board of Directors in connection with compensation matters, including incentive compensation and benefit plans. The Compensation Committee also has authority to grant awards under the 1995 Equity Incentive Plan to the employee directors, executive officers and other employees of the Company. The Compensation Committee met five times during 1996.

  The Board of Directors does not have a standing nominating committee. The full Board of Directors performs the function of such a committee.

DIRECTOR COMPENSATION

  Directors of the Company who are also employees receive no additional compensation for their services as director. Non-employee directors of the Company received an annual director's fee for all services in such capacity, including all meetings of the Board of Directors and its committees, in the form of 2,500 shares of restricted Common Stock that vest. Such stock vests twenty percent (20%) on the date of grant and twenty percent (20%) on each of the following four anniversaries of the date of grant. Under the 1995 Equity Incentive Plan, following each annual meeting of stockholders, each of the Company's non-employee directors also receives an option to purchase 10,000 shares of Common Stock at the market price of the Common Stock on the date of grant. All stock options granted to non-employee directors vest one year after the date of grant, and terminate ten years from the date of grant, except in cases where directors are removed for Cause (as defined). Upon removal for Cause, a director's stock options terminate immediately on the date he ceases to be a director.

EXECUTIVE COMPENSATION

  The following table sets forth the base compensation awarded to the Company's Chief Executive Officer and four other most highly compensated executive officers of the Company whose base salary, on an annualized basis, exceeded $100,000 during the fiscal year ended December 31, 1996 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                            LONG-TERM
                                  ANNUAL COMPENSATION  COMPENSATION AWARDS
                                  ------------------- ------------------------
                                                      RESTRICTED      SHARES
                                                        STOCK       UNDERLYING  ALL OTHER
                                   SALARY     BONUS    AWARD(S)       AWARD    COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR    ($)       ($)       ($)           (#)         ($)
---------------------------  ---- ------------------- ----------    ---------- ------------
Richard L. Michaux........   1996   230,724   160,000  604,688(1)        0       109,476(12)
  Chairman of the Board
   and                       1995   230,702   123,000  483,438(2)        0             0
  Chief Executive Officer    1994   195,200   120,000        0           0         3,495(13)
Charles H. Berman.........   1996   226,224   160,000  604,688(3)        0        59,225(12)
  President and              1995   226,204   123,000  483,438(4)        0             0
  Chief Operating Officer    1994   195,443   120,000        0           0         1,335(13)
Robert H. Slater..........   1996   193,863   141,842  321,425(5)        0        36,448(12)
  Senior Vice President--    1995   163,856   103,753  251,388(6)        0             0
  Property Operations        1994   149,450    99,916        0           0             0
Bryce Blair...............   1996   193,550   145,528  321,425(7)        0        27,541(12)
  Senior Vice President--    1995   163,472   107,668  251,388(8)        0             0
  Development/Acqusitions    1994   142,661   107,300        0           0             0
Thomas J. Sargeant........   1996   173,630   136,400  243,891(9)        0        27,541(12)
  Chief Financial Officer,   1995   145,269    88,281  145,032(10)       0             0
  Treasurer and Secretary    1994   117,778    45,449  187,500(11)       0             0

--------
 (1) Mr. Michaux received an award of 21,250 shares of restricted stock on February 6, 1996 under the 1995 Equity Incentive Plan that vest over a five year period. The value of vested and unvested shares of such restricted stock as of December 31, 1996 was $610,938. Twenty percent (20%) of the shares of restricted stock vested on the date of grant and twenty percent (20%) vest on each of the first four anniversaries of the date of grant. Dividends will be paid on the shares of restricted stock.
 (2) Mr. Michaux received an award of 22,500 shares of restricted stock on January 22, 1997 under the 1995 Equity Incentive Plan that vest over a five year period. The value of vested and unvested shares of such restricted stock as of December 31, 1996 was $646,875. Twenty percent (20%) of the shares of restricted stock vested on the date of grant and twenty percent (20%) vest on each of the first four anniversaries of the date of grant. Dividends will be paid on the shares of restricted stock.
 (3) Mr. Berman received an award of 21,250 shares of restricted stock on February 6, 1996 under the 1995 Equity Incentive Plan that vest over a five year period. The value of vested and unvested shares of such restricted stock as of December 31, 1996 was $610,938. Twenty percent (20%) of the shares of restricted stock vested on the date of grant and twenty percent (20%) vest on each of the first four anniversaries of the date of grant. Dividends will be paid on the shares of restricted stock.

 (4) Mr. Berman received an award of 22,500 shares of restricted stock on January 22, 1997 under the 1995 Equity Incentive Plan that vest over a five year period. The value of vested and unvested shares of such restricted stock as of December 31, 1996 was $646,875. Twenty percent (20%) of the shares of restricted stock vested on the date of grant and twenty percent (20%) vest on each of the first four anniversaries of the date of grant. Dividends will be paid on the shares of restricted stock.
 (5) Mr. Slater received an award of 11,050 shares of restricted stock on February 6, 1996 under the 1995 Equity Incentive Plan that vest over a five year period. The value of vested and unvested shares of such restricted stock as of December 31, 1996 was $317,688. Twenty percent (20%) of the shares of restricted stock vested on the date of grant and twenty percent (20%) vest on each of the first four anniversaries of the date of grant. Dividends will be paid on the shares of restricted stock.
 (6) Mr. Slater received an award of 11,960 shares of restricted stock on January 22, 1997 under the 1995 Equity Incentive Plan that vest over a five year period. The value of vested and unvested shares of such restricted stock as of December 31, 1996 was $343,850. Twenty percent (20%) of the shares of restricted stock vested on the date of grant and twenty percent (20%) vest on each of the first four anniversaries of the date of grant. Dividends will be paid on the shares of restricted stock.
 (7) Mr. Blair received an award of 11,050 shares of restricted stock on February 6, 1996 under the 1995 Equity Incentive Plan that vest over a five year period. The value of vested and unvested shares of such restricted stock as of December 31, 1996 was $317,688. Twenty percent (20%) of the shares of restricted stock vested on the date of grant and twenty percent (20%) vest on each of the first four anniversaries of the date of grant. Dividends will be paid on the shares of restricted stock.
 (8) Mr. Blair received an award of 11,960 shares of restricted stock on January 22, 1997 under the 1995 Equity Incentive Plan that vest over a five year period. The value of vested and unvested shares of such restricted stock as of December 31, 1996 was $343,850. Twenty percent (20%) of the shares of restricted stock vested on the date of grant and twenty percent (20%) vest on each of the first four anniversaries of the date of grant. Dividends will be paid on the shares of restricted stock.
 (9) Mr. Sargeant received an award of 6,375 shares of restricted stock on February 6, 1996 under the 1995 Equity Incentive Plan that vest over a five year period. The value of vested and unvested shares of such restricted stock as of December 31, 1996 was $183,281. Twenty percent (20%) of the shares of restricted stock vested on the date of grant and twenty percent (20%) vest on each of the first four anniversaries of the date of grant. Dividends will be paid on the shares of restricted stock.
(10) Mr. Sargeant received an award of 9,075 shares of restricted stock on January 22, 1997 under the 1995 Equity Incentive Plan that vest over a five year period. The value of vested and unvested shares of such restricted stock as of December 31, 1996 was $260,906. Twenty percent (20%) of the shares of restricted stock vested on the date of grant and twenty percent (20%) vest on each of the first four anniversaries of the date of grant. Dividends will be paid on the shares of restricted stock.
(11) Mr. Sargeant received an award of 10,000 shares of restricted stock on November 14, 1994. 3,300 of these shares vested on November 14, 1995 and 3,300 shares vested on November 14, 1996. The remaining 3,400 shares will vest on November 14, 1997. The value of vested and unvested shares of such restricted stock as of December 31, 1996 was $287,500.
(12) Amounts given reflect premiums paid by the Company on behalf of the named officer for Split Dollar Life Insurance.
(13) Amounts given reflect premuims paid by the Company on behalf of the named officer for term life insurance.

  Option Grants in Fiscal Year 1996. No options have been or will be granted to executive officers of the Company with respect to the fiscal year ended December 31, 1996.

  Option Exercises and Year-End Holdings. The following table sets forth the aggregate number of options exercised in 1996 and the value of options held at the end of 1996 by the Company's Named Executive Officers.

              AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1996 AND
                      FISCAL YEAR-END 1996 OPTION VALUES

                                                       NUMBER OF
                                                      SECURITIES         VALUE OF
                                                      UNDERLYING        UNEXERCISED
                                                      UNEXERCISED      IN-THE-MONEY
                                                   OPTIONS AT FISCAL OPTIONS AT FISCAL
                            SHARES                   YEAR-END (#)      YEAR-END ($)
                         ACQUIRED ON     VALUE       EXERCISABLE/      EXERCISABLE/
  NAME                   EXERCISE (#) REALIZED ($)   UNEXERCISABLE   UNEXERCISABLE(1)
  ----                   ------------ ------------ ----------------- -----------------
Richard L. Michaux......       0            0          150,000/0        1,237,500/0
Charles H. Berman.......       0            0          150,000/0        1,237,500/0
Robert H. Slater........       0            0           65,000/0          536,250/0
Bryce Blair.............       0            0           65,000/0          536,250/0
Thomas J. Sargeant......       0            0           45,000/0          371,250/0

--------
(1) Value of unexercised in the money options was calculated using the difference between the market price at December 31, 1996 and the option strike price of $20.50 per share.

EMPLOYMENT AGREEMENTS

  The Company has entered into employment agreements with each of Mr. Michaux and Mr. Berman (each an "Employment Agreement") that continue in effect until December 31, 1997 and are automatically renewed for successive one year terms, unless otherwise terminated. Pursuant to his Employment Agreement, Mr. Michaux serves as Chairman of the Board and Chief Executive Officer of the Company. Pursuant to his Employment Agreement, Mr. Berman serves as President and Chief Operating Officer of the Company. Mr. Michaux and Mr. Berman are each currently paid an annual base salary of $230,000. Messrs. Michaux and Berman have agreed to devote substantially all of their working time to the business of the Company. Each Employment Agreement provides for annual minimum base salary increases based on increases in the Consumer Price Index; in September, 1996, the Compensation Committee voted to amend each Employment Agreement to increase the base salaries of Mr. Michaux and Mr. Berman to the above amounts. In addition to the base salary described above, the Employment Agreements provide that the Compensation Committee of the Board of Directors may award cash bonuses should it determine, in its discretion based on the performance of the Company and the individual during the prior fiscal year, that such compensation is appropriate. The Company maintains a comprehensive medical plan for their benefit and that of their immediate family and pays or reimburses each of Messrs. Michaux and Berman for the cost of an automobile.

  If Mr. Michaux's or Mr. Berman's employment with the Company is terminated by the Company without "good reason" (as defined in the relevant Employment Agreement) or by Mr. Michaux or Mr. Berman after a "change in control" (as defined) or certain other events, the terminated employee will be entitled to receive a severance payment equal to three times the sum of his base salary and his bonus for the preceding year (the "Severance Amount"); if such termination follows a change in control of the Company, the Severance Amount will be $1,500,000. If the Severance Amount payable after a change in control exceeds three times Mr. Michaux's or Mr. Berman's average total compensation during the preceding five years, the excess of such payment over his average total compensation during the preceding five years would constitute an "excess golden parachute payment" under the Internal Revenue Code of 1986, as amended (the "Code"), and would not be deductible by the Company. Upon the termination of Mr. Michaux's or Mr. Berman's employment by reason of disability or death, they or their estates, as the case may be, will be entitled to receive a payment equal to the Severance Amount. The Employment Agreements provide that if either Mr. Michaux or Mr. Berman is terminated for "good reason" (as defined in the relevant Employment Agreement) or voluntarily terminates his employment, he will not, directly or indirectly, compete with the Company with respect to any multifamily apartment residential real estate property development, construction, acquisition or management activities then undertaken or being considered by the Company or directly or indirectly compete with the Company in any other multifamily apartment residential real estate property within thirty miles of any of the Company's properties, for a period of one year without the prior written consent of the Board of Directors.

STOCK PERFORMANCE GRAPH

  The following graph provides a comparison, from the Company's initial public offering in November 1993, of the cumulative total stockholder return (assuming reinvestment of any dividends) among the Company, the Standard & Poor's ("S&P") 500 Index, the National Association of Real Estate Investment Trusts, Inc. ("NAREIT") Equity REIT Total Return Index, an industry index of 177 real estate investment trusts ("REITs"), including the Company, and a peer group composed of 36 publicly-traded apartment REITs, including the Company (the "Index"). The Index includes only REITs that directly or indirectly invest solely in the equity ownership of multifamily residential apartment communities. The Company has adopted the Index as a replacement for the NAREIT Equity REIT Total Return Index because it believes that the Index, which is limited to REITs engaged in the same market sector as the Company, provides a comparison that is more directly comparable to the Company. Upon written request, the Company will provide any stockholder with a list of the REITs included in the Index. The historical information set forth below is not necessarily indicative of future performance. Data for the S&P 500 Index was provided to the Company by NAREIT.

                         [GRAPH APPEARS HERE]

Measurement period               NAREIT        S&P                   All Apartment
(Fiscal Year Covered)            Equity        500        Avalon          Index
---------------------           --------     --------    --------      -------------
Measurement PT -
  11/93/                        $ 100.00     $ 100.00    $ 100.00      $ ------
Measurement PT -
  12/93/                        $ -----      $ -----     $ -----       $ 100.00

PE  12/93                       $  99.83     $ 101.23    $ 105.13      $ ------
PE  01/94                       $ 102.74     $ 104.62    $ 112.41      $ 101.19
PE  02/94                       $ 107.20     $ 101.80    $ 125.33      $ 107.31
PE  03/94                       $ 103.23     $  97.37    $ 113.70      $ 101.54
PE  04/94                       $ 104.98     $  98.63    $ 121.45      $ 103.87
PE  05/94                       $ 107.32     $ 100.24    $ 122.02      $ 106.06
PE  06/94                       $ 105.13     $  97.77    $ 111.53      $ 100.97
PE  07/94                       $ 104.61     $ 101.00    $ 110.87      $ 101.15
PE  08/94                       $ 104.93     $ 105.11    $ 112.76      $ 100.85
PE  09/94                       $ 102.98     $ 102.58    $ 112.76      $  99.10
PE  10/94                       $  99.41     $ 104.93    $ 103.42      $  94.68
PE  11/94                       $  95.98     $ 101.08    $  99.34      $  91.58
PE  12/94                       $ 103.00     $ 102.55    $ 125.19      $ 100.72
PE  01/95                       $ 100.75     $ 105.22    $ 104.10      $  96.56
PE  02/95                       $ 103.23     $ 109.30    $ 105.38      $  97.25
PE  03/95                       $ 102.82     $ 112.54    $ 108.84      $  96.76
PE  04/95                       $ 102.79     $ 115.81    $ 108.84      $  97.02
PE  05/95                       $ 107.16     $ 120.39    $ 111.53      $ 101.38
PE  06/95                       $ 108.87     $ 123.22    $ 112.24      $ 101.96
PE  07/95                       $ 110.74     $ 127.32    $ 112.95      $ 104.35
PE  08/95                       $ 112.07     $ 127.66    $ 116.45      $ 105.65
PE  09/95                       $ 114.00     $ 133.01    $ 117.17      $ 107.07
PE  10/95                       $ 111.55     $ 132.55    $ 112.13      $ 104.15
PE  11/95                       $ 112.57     $ 138.38    $ 114.26      $ 107.37
PE  12/95                       $ 118.72     $ 140.94    $ 125.98      $ 113.98
PE  01/96                       $ 120.67     $ 145.74    $ 130.38      $ 116.77
PE  02/96                       $ 122.09     $ 147.09    $ 133.28      $ 119.68
PE  03/96                       $ 121.42     $ 148.50    $ 128.06      $ 119.27
PE  04/96                       $ 122.04     $ 150.89    $ 125.09      $ 118.74
PE  05/96                       $ 125.19     $ 154.58    $ 129.52      $ 120.25
PE  06/96                       $ 126.82     $ 155.17    $ 131.80      $ 121.72
PE  07/96                       $ 127.78     $ 148.31    $ 136.34      $ 121.92
PE  08/96                       $ 132.81     $ 151.44    $ 140.85      $ 125.14
PE  09/96                       $ 135.12     $ 159.95    $ 143.16      $ 127.04
PE  10/96                       $ 139.13     $ 164.33    $ 142.39      $ 132.79
PE  11/96                       $ 145.47     $ 176.81    $ 160.13      $ 136.37
PE  12/96                       $ 160.59     $ 173.34    $ 179.66      $ 147.75


REPORT OF THE COMPENSATION COMMITTEE

  Objective of the Company's Compensation Program. The Company's executive compensation program is intended to attract, retain and reward experienced, highly motivated executives who are capable of leading the Company effectively and continuing its long-term growth. The Company's objective is to utilize a combination of cash and equity-based compensation to provide appropriate incentives for executives while providing opportunities for executives to increase their equity ownership in the Company and aligning their interests with those of the Company's stockholders. The Company's executive compensation program is administered under the direction of the Compensation Committee of the Board of Directors, which is composed of Messrs. Futterman, Leinberger and Schuster, none of whom are employed by the Company.

  Compensation Elements and Determination Factors. The Company's compensation policy is comprised of three principal elements. First, the executive's base salary is intended to be less than base salaries paid for similar levels of responsibility by the Company's competitors. Although base salaries are reviewed annually, the Company does not intend base salaries alone to be competitive in its industry and adjustments are made on the basis of a subjective review of base compensation as one of three elements of executive compensation. The Company believes that below-market base salary, coupled with significant annual cash and long-term equity-based incentive compensation, is a more effective way to create incentives for the Company's executives to maximize the Company's growth and success while increasing stockholder value over the long-term. Accordingly, as the second element of its compensation policy, the Company maintains an annual cash incentive bonus program for executive officers and certain other members of management under which cash bonuses are payable annually based upon the achievement of one or more performance goals for the Company, their respective business departments and individual performance. The objective of annual incentive bonus compensation is to reward executives for performance that benefitted the Company during the preceding twelve months. Finally, the Company utilizes equity-based compensation, which is currently available in the form of stock options, restricted stock, unrestricted stock and dividend equivalent rights under the 1995 Equity Incentive Plan, as a long-term incentive for executive officers, other members of management and certain employees. The Compensation Committee has full power to select, from among the employees eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms of each award, subject to the provisions of the 1995 Equity Incentive Plan. Long-term incentive awards to senior management under the 1995 Equity Incentive Plan include the achievement of specific, pre-determined performance targets.

  A key element of the Company's compensation policy is the belief that long-term incentive compensation should depend to a significant degree on several quantitative and objective measures of corporate performance, including growth in Funds from Operations, the performance of the price of the Company's Common Stock, and the relative ratio of the Company's Funds from Operations to the market performance of its Common Stock compared to other REITs competing in the Company's market sector. Performance-based compensation also includes review of qualitative performance measures, such as the quality of the Company's portfolio of apartment communities, management and organizational quality, and qualitative evaluation of operating factors not included in the quantitative review, such as leverage and balance sheet quality. The Compensation Committee expects to administer the Company's compensation plans and policies in a manner that rewards management for achieving favorable results based on these or such other performance-related measures as the Compensation Committee may designate from time to time, to the extent consistent with other corporate goals, with the goal of motivating management to achieve operating results that will promote long-term growth in stockholder value.

  As noted above, the Company's compensation policy places relatively less emphasis on base salary and annual cash incentive bonuses than on long-term incentive compensation. Annual cash incentive compensation decisions are based largely on the Compensation Committee's evaluation of quantitative performance factors. In addition, the Compensation Committee considers a variety of qualitative performance factors. Further, the Compensation Committee considers factors not directly related to the Company, such as comparative compensation data for other REITs both within and outside the apartment community sector and for other businesses that compete as employers of the Company's management. Such companies are not entirely the same as those that comprise the NAREIT Equity REIT Total Return Index shown above under the Stock Performance Graph above because the Compensation Committee believes that such companies are a more representative comparison for compensation purposes.

  Compensation Committee Procedures. Members of the Compensation Committee consult periodically in person and by telephone prior to meetings at which compensation decisions are made. With respect to the compensation of Messrs. Michaux and Berman, the Compensation Committee exercises its independent discretion in determining their compensation. With respect to the compensation of the other executive officers, the Compensation Committee generally places a high degree of confidence and reliance upon the recommendations of Mr. Michaux, the Company's Chairman of the Board and Chief Executive Officer, and Mr. Berman, the Company's President and Chief Operating Officer. Final compensation determinations for each fiscal year are generally made after the end of the fiscal year. At this time, annual cash incentive bonuses, if any, are determined for the past year's performance, base salaries for the following fiscal year are set and long-term equity based incentive compensation awards, if any, are made.

  As part of its review of executive compensation during 1996, the Compensation Committee considered a variety of factors and data, including comparative data for a number of other REITs both within and outside the apartment community sector.

  The Compensation Committee, in consultation with senior management, established quantitative and qualitative performance targets for 1996 long-term compensation awards. In January of 1997, based upon the achievement of such performance targets in 1996, the Compensation Committee awarded to the Company's executive officers an aggregate of 114,455 shares of restricted stock out of a maximum targeted amount of 125,500 shares. Of the shares issued, 22,891 shares vested in 1997, and the balance will vest in equal annual installments over the next four (4) years.

  The Compensation Committee, in consultation with senior management, is also in the process of establishing quantitative and qualitative performance targets for 1997 long-term compensation awards. Awards for 1997 performance will not be allocated, nor will any such awards vest, until after determination has been made as to achievement of quantitative and qualitative performance goals for the 1997 calendar year, such determination to be made in early 1998. The Compensation Committee intends to use one or more of the equity-based compensation methods provided under the 1995 Equity Incentive Plan for such awards.

  Compensation of the Chief Executive Officer. The Compensation Committee considers the factors described above under "Compensation Elements and Determination Factors" to be the principal determinants of Mr. Michaux's overall compensation package. Mr. Michaux's base compensation is specified in his employment agreement with the Company. This employment agreement provides for a base salary subject to minimum annual increases equal to increases in the Consumer Price Index or such other amounts as the Compensation Committee may, in its discretion, determine to be appropriate. In September, 1996, the Compensation Committee determined that Mr. Michaux's base salary should be increased to $230,000, effective January 1, 1997. This increase was in lieu of the annual increase provided for in the employment agreement. The Compensation Committee awarded to Mr. Michaux an annual cash incentive bonus of $160,000 for the year ended December 31, 1996. The Compensation Committee also awarded to Mr. Michaux 22,500 shares of restricted stock under the 1995 Equity Incentive Plan for the year ended December 31, 1996. These awards were based on achievement of quantitative and qualitative performance goals for the Company as a whole and individual performance goals for Mr. Michaux. These performance goals include, among others, growth in Funds from Operations and the relative ratios of the Company's Funds from Operations to the market performance of the Company's Common Stock compared to other REITs operating in the Company's market sector. The Compensation Committee made no other long-term incentive compensation awards to Mr. Michaux for 1996, and no such awards will be made. At March 15, 1997, Mr. Michaux held options to purchase a total of 150,000 shares of the Company's Common Stock, which were granted in connection with the Company's Offering in November 1993 and vested in equal annual installments in 1994, 1995 and 1996 on the anniversary of the Company's Offering.

  Compensation of Other Executive Officers. The Company's executive compensation program for other executive officers is based on the same performance goals and other factors described above for the Chief Executive Officer, although the corporate, business unit and individual performance goals and the relative weighing of the quantitative performance factors described above vary, depending on the responsibilities of particular officers. The Compensation Committee awarded a total of 91,955 shares of restricted stock to the other executive officers under the 1995 Equity Incentive Plan for the year ended December 31, 1996.

  The Securities and Exchange Commission (the "SEC") requires that this report comment upon the Company's policy with respect to Section 162(m) of the Code, which limits the deductibility on the Company's tax return of compensation over $1 million to any of the Named Executive Officers of the Company unless the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by the Company's stockholders. The Company believes that, because it qualifies as a REIT under the Code and because all distribution requirements under the Code were met, the Company is not subject to Federal income taxes, and the payment of compensation that does not satisfy the requirements of Section 162(m) will not affect the Company's net income. To the extent that compensation does not qualify for deduction under Section 162(m) a larger portion of stockholder distributions may be subject to Federal income taxation as dividend income rather than return of capital. The Company does not believe that Section 162(m) will materially affect the taxability of stockholder distributions, although no assurance can be given in this regard due to the variety of factors that affect the tax position of each stockholder. For these reasons, the Compensation Committee's compensation policy and practices are not directly governed by Section 162(m). The Company did not pay any compensation during 1996 that would be subject to Section 162(m).

  Submitted by the Compensation Committee:

   Michael A. Futterman, chairman
   Christopher B. Leinberger
   Allan D. Schuster

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee consists of Messrs. Futterman, Leinberger and Schuster. None of them has served as an officer of the Company or has any other material business relationship or affiliation with the Company, except his service as a director.

PRINCIPAL AND MANAGEMENT STOCKHOLDERS

  The following table presents certain information as to directors and executive officers of the Company on March 15, 1997, based on representations of officers and directors of the Company. All such information was provided by the stockholders listed and reflects their beneficial ownership as of March 15, 1997, unless otherwise noted.

                                                 NO. OF SHARES
                                                 BENEFICIALLY          PERCENT
    NAME                                           OWNED(1)            OF CLASS
    ----                                         -------------         --------
Richard L. Michaux..............................     684,964(2)(3)(5)    2.0%
Charles H. Berman...............................     499,713(2)(3)(6)    1.5%
Michael A. Futterman............................      40,500(4)(7)         *
Christopher B. Leinberger.......................      33,100(4)            *
Richard W. Miller...............................       2,000               *
Allan D. Schuster...............................      35,500(4)            *
Robert H. Slater................................     162,637(2)(3)(8)      *
Bryce Blair.....................................     141,396(2)(3)         *
Thomas J. Sargeant..............................      73,850(2)(3)(9)      *
Jeffrey B. Albert...............................      85,711(2)(3)         *
Samuel B. Fuller................................      75,681(2)(3)         *
Timothy J. Naughton.............................      68,331(2)(3)         *
Leo S. Horey....................................      29,362(2)(3)         *
Alexander C. Twining............................       6,725(2)(3)         *
Gwyneth J. Cote.................................      28,612(2)(3)         *
Jeffrey M. Roblyer..............................      10,475(2)(3)(10)     *
Lili F. Dunn....................................      15,567(3)            *
Stephen H. Dalton...............................           0               *
All directors and executive officers as a group
 (18 persons)...................................   1,994,124             5.8%

--------
  * Less than one percent.
 (1) Except as otherwise noted, each individual in the table above has sole voting and investment power over the shares listed. Includes shares subject to stock options presently exercisable or exercisable within 60 days as follows: Mr. Michaux, 150,000; Mr. Berman, 150,000; Mr. Futterman, 28,000; Mr. Leinberger, 28,000; Mr. Schuster, 28,000; Mr. Blair, 65,000; Mr. Slater, 65,000; Mr. Sargeant, 45,000; Mr. Albert, 40,000; Mr. Fuller, 40,000; Mr. Naughton, 35,000; Mr. Horey, 15,000; Ms.
     Cote, 15,000; Mr. Roblyer, 6,000; Ms. Dunn, 11,667; and all executive officers as a group, 637,667.
 (2) Includes shares of restricted Common Stock that vested twenty percent (20%) on February 3, 1996 and 1997 and will vest twenty percent (20%) on each of the next three anniversaries of such date as follows: Mr. Michaux, 21,250; Mr. Berman, 21,250; Mr. Blair, 11,050; Mr. Slater, 11,050; Mr. Sargeant, 6,375; Mr. Albert, 5,100; Mr. Fuller, 5,100; Mr.
     Naughton, 4,250; Mr. Horey, 4,250; Mr. Twining, 2,125; Ms. Cote, 4,250 and Mr. Roblyer, 2,125.
 (3) Includes shares of restricted Common Stock that vested twenty percent (20%) on January 22, 1997 and will vest twenty percent (20%) on each of the next four anniversaries of such date as follows: Mr. Michaux, 22,500; Mr. Berman, 22,500; Mr. Blair, 11,960; Mr. Slater, 11,960; Mr. Sargeant, 9,075; Mr. Albert, 5,520; Mr. Fuller, 5,520; Mr. Naughton, 5,520; Mr.
     Horey, 4,600; Mr. Twining, 4,600; Ms. Cote, 4,600; Ms. Dunn, 3,800 and
     Mr. Roblyer, 2,300.

 (4) Includes shares of restricted Common Stock that vested twenty percent (20%) on July 3, 1996 and will vest twenty percent (20%) on each of the next four anniversaries of such date as follows: Mr. Futterman, 2,500; Mr. Leinberger, 2,500; and Mr. Schuster, 2,500.
 (5) Voting and investment power shared with spouse (486,782 shares); sole voting and investment power (45,353 shares). Includes 2,829 shares owned by Mr. Michaux's spouse as to which Mr. Michaux has neither voting nor investment power and disclaims beneficial ownership.
 (6) Includes 1,800 shares held by Mr. Berman in trust for his minor children.
 (7) Includes 10,000 shares held by Mr. Futterman's wife for which voting and investment power is shared. Mr. Futterman disclaims beneficial ownership of these shares.
 (8) Includes 1,500 shares held by Mr. Slater's spouse for the benefit of their minor children for which voting and investment power is shared.
 (9) Voting and investment power shared with spouse (11,101 shares); sole voting and investment power (14,189 shares). Includes 1,800 shares held by Mr. Sargeant in a trust for his minor children. Also includes 1,760 shares owned by Mr. Sargeant's spouse for which he disclaims beneficial ownership. Includes 10,000 shares of restricted Common Stock of which 3,300 shares vested on November 14, 1995, and 3,300 shares vested on November 14, 1996. The remaining 3,400 shares vest on November 14, 1997.
(10) Includes 50 shares held by Mr. Roblyer's spouse.

  The following table presents certain information about persons or entities believed by the Company to own, directly or beneficially, more than five percent of the Company's outstanding Common Stock on March 15, 1997. The following information is based solely upon copies of filings on Schedule 13D and Schedule 13G received by the Company pursuant to the rules of the SEC.

                                                          NO. OF SHARES
                      NAME AND ADDRESS                    BENEFICIALLY  PERCENT
                    OF BENEFICIAL OWNER                       OWNED     OF CLASS
                    -------------------                   ------------- --------
   Merrill Lynch & Co., Inc.(1)..........................  10,532,680    31.54%
   World Financial Center, North Tower
   250 Vesey Street
   New York, New York 10281
   Cohen & Steers Capital Management, Inc.(2)............   3,575,900    10.71%
   757 Third Avenue
   New York, New York 10017
   LaSalle Advisors Limited Partnership(3)...............   2,127,128     6.37%
   11 South LaSalle Street
   Chicago, IL 60603

--------
(1) Information reported is based upon a Schedule 13G filed with the SEC on February 14, 1997 reporting beneficial ownership as of December 31, 1996. The information reported includes 3,011,905 shares beneficially owned by Merrill Lynch & Co., Inc. ("ML&Co."), 2,740,775 shares beneficially owned by Merrill Lynch Group, Inc., a wholly owned direct subsidiary of ML&Co.; 2,740,000 shares beneficially owned by Princeton Services, Inc. ("PSI"), a wholly owned subsidiary of Merrill Lynch Group, Inc. ("ML Group"); 2,040,000 shares beneficially owned by Merrill Lynch Asset Management, L.P., a Delaware limited partnership and investment advisor under Section 203 of the Investment Advisers Act of 1940; and 2,000,000 shares beneficially owned by Merrill Lynch Growth Fund for Investment & Retirement, an
   investment company registered under Section 8 of the Investment Company Act of 1940. The Schedule 13G also indicates that ML&Co., PSI and ML Group disclaim beneficial ownership of all such shares.
(2) Information reported is based upon a Schedule 13G filed with the SEC on January 28, 1997 reporting beneficial ownership as of December 31, 1996. This Schedule 13G indicates that the reporting entity is an Investment Advisor registered under Section 203 of the Investment Advisors Act of 1940. The Schedule 13G also indicates that the reporting entity has sole dispositive power with respect to all of the shares reported and sole voting power with respect to 3,116,000 of the shares reported.
(3) The information reported includes 1,181,628 shares beneficially owned by LaSalle Advisors Limited Partnership ("LaSalle") and 945,500 shares beneficially owned by ABKB/LaSalle Securities Limited Partnership ("ABKB/LaSalle"), a limited partnership controlled by LaSalle. Information reported is based upon a Schedules 13G filed with the SEC on February 11, 1997 reporting beneficial ownership as of December 31, 1996. The Schedule 13G indicates that the reporting entities are Investment Advisors registered under Section 203 of the Investment Advisers Act of 1940. The
    Schedule 13G also indicates that LaSalle has sole dispositive and voting power with respect to 594,950 shares, shared dispositive power with respect to 586,678 shares and shared voting power with respect to 215,878 shares, while ABKB/LaSalle has sole dispositive and voting power with respect to 247,400 shares, shared dispositive power with respect to 698,100 shares and shared voting power with respect to 590,005 shares. The
    Schedule 13G also reports that William K. Morrill, Jr. and Keith R. Pauley, employees of LaSalle and ABKB/LaSalle, may be deemed beneficial owners of an aggregate of 2,127,128 shares as to which each has sole dispositive and voting power with respect to 842,350 shares, shared dispositive power with respect to 1,284,778 shares and shared voting power with respect to 805,883 shares, and that each disclaims beneficial ownership of all such shares.

                 SECTION 16(A) BENEFICIAL OWNERSHIP COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Officers, directors and greater than 10% stockholders are required to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 1996, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were satisfied, except that one report for each of Messrs. Michaux, Berman, Blair, Slater, Sargeant, Albert, Fuller, Naughton, Horey, Roblyer and Twining and Ms. Cote and Ms. Dunn reporting the award of Common Stock in January 1997 were inadvertently filed one month late.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Loans to Officers and Employees. On January 22, 1997, the Board of Directors of the Company approved and the Company instituted a loan program under which the Company may lend amounts to or on behalf of the Company's employees equivalent to the employees' tax liability related to grants of restricted stock (the "Loan") to the employees under the Company's 1995 Equity Incentive Plan (the "Grant Award"). The amount of each advance extended to an employee of the Company under a Loan shall be determined on the date or dates on which the Grant Award vests and shall be equal to the amount of the tax liability related to the portion of the Grant Award then vesting, calculated using the employee's actual blended state, local and Federal tax rate up to a maximum rate of 40% plus the tax liability related to the then current projected annual dividend income generated by the Grant Award calculated at a 40% tax rate (Federal, state and local combined). There shall be a promissory note (the "Note") related to each Loan made by the Company.

  Each advance under the Note will bear interest at the Short Term Applicable Federal Rate (6.42% for Loans made by the Company in 1997) in effect on the date of the Note (the "Interest Rate") and such rate shall be fixed until the fifth anniversary of the Note, at which date the Note shall become immediately due and payable upon the fifth anniversary of the Note or any date thereafter at the option of and upon demand by the Company (the "Maturity Date"). After the fifth anniversary of the Note and until the Maturity Date, interest shall continue to accrue at either the Interest Rate or, if the prevailing Short Term Applicable Federal Rate is greater or less than the Interest Rate by an increment of 4.0%, at the then prevailing Short Term Applicable Federal Rate. Vested shares of the Grant Award serve as collateral (the "Pledged Stock") for the Note until such time as the Note has been paid in full. All dividends related to the employee's Grant Award (not just the vested portion) will be applied to the outstanding Loan balance, first to interest, then to outstanding principal. If the market value of the Pledged Stock declines such that the Loan exceeds 50% of the value of the Pledged Stock (the "LTV ratio") the Company may require the employee to make a cash payment sufficient to bring the LTV ratio below 50%, or the Company may sell or otherwise dispose of the amount of Pledged Stock needed to bring the LTV ratio below 50%. The Company's recourse against an employee under a Note for satisfaction of the Loan and all other amounts due is limited to the Company's rights in the Pledged Stock.

  As of March 31, 1997, the Company had extended Loans totaling $446,135 to its employees, including the amounts of $100,766 and $97,845 which were extended to Messrs. Michaux and Berman, respectively.

  Option to Acquire Property. The Company holds a right of first refusal with respect to approximately three and one-half acres in Gaithersburg, Maryland owned by an entity in which Mr. Michaux has an ownership interest. This arrangement was described under "Reorganization Transactions" on page 86 of the Company's prospectus dated November 11, 1993 relating to the Offering.

  Loans to Directors and Executive Officers. Messrs. Michaux, Berman and Blair are partners of an entity that is the general partner of Arbor Commons Associates Limited Partnership ("Arbor Commons Associates"). Concurrently with the Company's Offering, the Company purchased an existing participating mortgage loan made to Arbor Commons Associates, which was originated by CIGNA Investments, Inc. The mortgage loan is secured by the borrower's interests in the Avalon Arbor community. The Company purchased the mortgage loan, rather than the Avalon Arbor community, to avoid the current recapture of certain low income housing tax credits by certain unaffiliated third-party investors. This loan has an outstanding principal amount of $28.0 million and accrues interest at a fixed rate of 10.2% per annum, payable at 9% per annum. Under the terms of the loan, the Company receives (as contingent interest) 50% of the cash flow after the 10.2% accrual rate is paid and 50% of the residual profits upon the sale of the community.

                                  PROPOSAL 2

                         APPROVAL OF AMENDMENTS TO THE
                AMENDED AND RESTATED 1995 EQUITY INCENTIVE PLAN

PROPOSAL

  The Board of Directors has adopted, and voted to recommend to the stockholders of the Company for their approval, amendments to the Avalon Properties, Inc. Amended and Restated 1995 Equity Incentive Plan that would
(a) increase the number of shares of Common Stock available for awards under the Plan from 589,946 shares as of March 24, 1997 to 1,937,000 shares of Common Stock, plus, in each case, any shares subject to awards that do not vest or are otherwise forfeited under the Plan or under the Company's 1993 Incentive and Stock Option Plan (the "1993 Plan") and (b) increase the number of stock options that may be granted to any one individual in any calendar year from 50,000 to 250,000. If the amendements are approved by stockholders, they will be reflected in an Amended and Restated 1995 Equity Incentive Plan. The 1993 Plan has been previously amended to reduce the number of shares available for grant under the 1993 Plan to the number of shares previously issuable under the 1993 Plan, reduced by the number of shares subject to unvested or otherwise forfeited awards ("Forfeited Shares"). At March 24, 1997, 849,000 shares were subject to outstanding awards under the 1993 Plan; no new awards will be made under the 1993 Plan, except that the shares of Common Stock represented by Forfeited Awards may be the subject of subsequent awards under the Plan.

  As of March 24, 1997, awards representing 513,554 shares of Common Stock were outstanding under the Plan, and 589,946 shares of Common Stock were available for awards under the Plan. The last reported sale price of the Common Stock as reported on the New York Stock Exchange on that date was $28 1/8 per share.

REASONS FOR AMENDMENTS

  The Board of Directors believes that the Company's growth and long-term success depend in large part upon attracting, retaining and motivating the highest quality of management and directors, and that the Board of Directors has a responsibility to stockholders to achieve these goals, in part through design and implementation of effective compensation policies and practices. The Board of Directors also believes that stock options, restricted stock grants and other stock-based incentive awards can play an important role in the success of the Company by encouraging and enabling the individuals upon whose judgment, initiative and efforts the Company largely depends for sustained growth and profitability to acquire a proprietary interest in the long-term performance of the Company. The Board of Directors believes that providing such persons with a direct stake in the Company will assure a closer identification of the interests of such individual's with those of the Company and its stockholders, thereby stimulating their efforts to promote the Company's future success and strengthening their desire to remain affiliated with the Company.

  Accordingly, the Board of Directors believes that increasing the number of shares of Common Stock subject to issuance under the Plan and increasing the number of stock options that may be granted to any individual in any single calendar year will help keep the Company's compensation program competitive with its competitors and maintain the alignment of the common interests of the Company and its stockholders, and recommends that the stockholders approve the amendments. The amendments to the 1995 Equity Incentive Plan will not take effect unless they are approved by the affirmative vote of the holders of at least a majority of the shares of the Common Stock present or represented and entitled to vote at the Annual Meeting.

RECOMMENDATION

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE AMENDMENTS TO THE PLAN BE APPROVED, AND THEREFORE RECOMMENDS A VOTE FOR THIS PROPOSAL.

SUMMARY OF THE AMENDED AND RESTATED 1995 EQUITY INCENTIVE PLAN

  The following description of certain features of the Plan, as proposed to be amended, is intended to be a summary only. The summary is qualified in its entirety by the full text of the Plan, which is available upon request from the Secretary of the Company at the address set forth on the first page of this Proxy Statement.

  Shares Available for Awards. Subject to adjustment for stock splits, stock dividends and similar events, the total number of shares of Common Stock that can be issued under the Plan, as proposed to be amended, is equal to the sum of (1) 2,450,554 shares of Common Stock plus (2) any shares subject to awards that do not vest or are otherwise forfeited under the Plan or under the 1993 Plan. To the extent that awards under the Plan or under the 1993 Plan do not vest or otherwise revert to the Company, the shares of Common Stock represented by such awards may be the subject to subsequent awards under the Plan. The Plan provides that no more than 2,450,500 shares of Common Stock may be subject to incentive stock options, nor may more than 250,000 stock options be granted to any one individual in any calendar year. The shares issued by the Company under the Plan may be (i) authorized but unissued shares, or (ii) shares reacquired by the Company in open market transactions or otherwise.

  Plan Administration; Eligibility. The Plan is to be administered by the Compensation Committee of the Board of Directors of the Company. All members of the Compensation Committee must be "non-employee directors" as that term is defined under the rules promulgated by the SEC and "outside directors" as defined in Section 162 of the Code and the regulations promulgated thereunder.

  The Compensation Committee has full power to select, from among the employees eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms of each award, subject to the provisions of the Plan. Persons eligible to participate in the Plan will be those employees of the Company and its subsidiaries who are responsible for or contribute to the management, growth or profitability of the Company and its subsidiaries, as selected from time to time by the Compensation Committee. Non-employee Directors will be eligible for certain awards under the Plan. Awards under the Plan may include stock options (both incentive options and non-qualified options), restricted stock, unrestricted stock and dividend equivalent rights. These are described in greater detail below.

  Stock Options. The Plan permits the granting of (i) options to purchase Common Stock intended to qualify as incentive stock options ("Incentive Options") under Section 422 of the Code and (ii) options that do not so qualify ("Non-Qualified Options"). The option exercise price of each option will be determined by the Compensation Committee but, except as described below, may not be less than 100% of the fair market value of the shares on the date of grant in the case of Incentive Options and 85% of the fair market value of the shares on the date of grant in the case of Non-Qualified Options. Employees participating in the Plan may elect, with the consent of the Compensation Committee, to receive discounted Non-Qualified Options in lieu of cash bonuses. In the case of such grants, the option exercise price must be at least 85% of the fair market value on the date of grant.

  The term of each option will be fixed by the Compensation Committee and may not exceed ten years from date of grant in the case of an Incentive Option. The Compensation Committee will determine at what time or times each option may be exercised and, subject to the provisions of the Plan, the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Compensation Committee.

  Upon exercise of options, the option exercise price must be paid in full either in cash or by certified or bank check or other instrument acceptable to the Compensation Committee or, if the Compensation Committee so permits, by delivery of shares of Common Stock already owned by the optionee. The exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee.

  To qualify as Incentive Options, options must meet additional Federal tax requirements, including limits on the value of shares subject to Incentive Options which first become exercisable in any one calendar year, and a shorter term and higher minimum exercise price in the case of certain large stockholders.

  Stock Options Granted to Non-Employee Directors. The Plan also provides for automatic grants to non-employee directors of Non-Qualified Options to acquire 10,000 shares of Common Stock after each Annual Meeting of Stockholders. The exercise price of such Non-Qualified Options is the fair market value of the Common Stock on the date of grant. Such Non-Qualified Options may not be exercised before the first anniversary of the date of grant, except in the case of death or disability. Annual options to purchase 10,000 shares of Common Stock granted to non-employee directors will terminate at the expiration date (ten years from the date of grant) unless a non-employee director is terminated for Cause. In the event a non-employee director is terminated for Cause, his options will terminate immediately on the date he ceases to be a director.

  Restricted Stock. The Compensation Committee may award shares of Common Stock to officers and other employees subject to such conditions and restrictions as the Compensation Committee may determine ("Restricted Stock"). These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified restricted period, which shall be not less than three years from the date of grant (one year in the case of Restricted Stock subject to performance-based conditions). The purchase price, if any, of shares of Restricted Stock will be determined by the Compensation Committee. If the performance goals and other restrictions are not attained, the employees may forfeit their awards of Restricted Stock.

  Restricted Stock Granted to Non-Employee Directors. The Plan provides for the automatic grant of 2,500 shares of Restricted Stock to each of the Company's non-employee directors on the fifth business day following each annual meeting of stockholders. Such shares of Restricted Stock will vest twenty percent (20%) on the date of issuance and on each of the first four anniversaries of the date of issuance.

  Unrestricted Stock. The Compensation Committee may award shares (at no cost or for a purchase price determined by the Compensation Committee) which are free from any restrictions under the Plan ("Unrestricted Stock"). Unrestricted Stock may be issued to employees in recognition of past services or other valid consideration. An employee may also, upon request and with the consent of the Compensation Committee, receive a portion of the cash compensation otherwise due to such employee in the form of shares of Unrestricted Stock (valued at fair market value on the date or dates the cash compensation would otherwise be paid).

  Non-employee Directors may also elect to receive all or a portion of any cash fees in shares of Unrestricted Stock (valued at Fair Market Value on the date or dates that the fees would otherwise be paid in cash). Non-employee Directors who elected to receive shares of Unrestricted Stock in lieu of their cash fees will have the right to defer receipt of up to 100% of such shares of Unrestricted Stock payable to such Independent Director in accordance with such rules and procedures as may from time to time be established by the Company for that purpose. During the period of deferral, the deferred Unrestricted Stock will accrue dividend equivalent rights.

  Dividend Equivalent Rights. The Compensation Committee may grant dividend equivalent rights, which give the recipient the right to receive credits for dividends that would be paid if the grantee held specified shares of Common Stock. Dividend equivalent rights may be granted as a component of another award or as a freestanding award. Dividend equivalents credited under the Plan may be paid currently or be deemed to be reinvested in additional shares of Common Stock, which may thereafter accrue additional dividend equivalents at fair market value at the time of deemed reinvestment or on the terms then governing the reinvestment of dividends under the Company's dividend reinvestment plan, if any. Dividend equivalent rights may be settled in cash, shares, or a combination thereof, in a single installment or installments, as specified in the award.

  Adjustments for Stock Dividends, Mergers, Etc. The Compensation Committee will make appropriate adjustments in outstanding awards to reflect stock dividends, stock splits and similar events. In the event of a merger, liquidation, sale of the Company or similar event, the Compensation Committee, in its discretion, may provide for substitution or adjustments of outstanding options, or may terminate all unexercised options with or without payment of cash consideration.

  Amendments and Termination. The Board of Directors may at any time amend or discontinue the Plan, and the Compensation Committee may at any time amend or cancel outstanding awards for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may be taken which adversely affects any rights under outstanding awards without the holder's consent. Further, Plan amendments shall be subject to approval by the Company's stockholders if and to the extent required by the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules thereunder, to ensure that awards granted under the Plan are exempt under Rule 16b-3 promulgated under the Exchange Act, or required by the Code to preserve the qualified status of Incentive Options.

  Change of Control Provisions. The Plan provides that in the event of a "Change of Control" (as defined in the Plan) of the Company, all stock options shall automatically become fully exercisable. In addition, at any time prior to or after a Change of Control, the Compensation Committee may accelerate awards and waive conditions and restrictions on any awards to the extent it may determine appropriate.

EFFECTIVE DATE OF AMENDED AND RESTATED 1995 EQUITY INCENTIVE PLAN; VOTE
REQUIRED

  The amendments to the Plan will become effective upon the affirmative vote by the holders of at least a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting. Votes by stockholders representing at least 50% of the outstanding shares of Common Stock must be cast. For purposes of the vote on the Plan, abstentions will have the same effect as votes against the Plan and broker nonvotes will have no effect on the results of the vote. Both abstentions and broker nonvotes will count toward the presence of a quorum.

NEW PLAN BENEFITS

  No determination has been made with respect to the amount of any future awards under the Plan or the performance criteria, if any, to which such awards may be subject. Therefore, it is not possible at this time to state the total number of shares that may be subject to future awards or the number of employees who may be selected to receive awards.

TAX ASPECTS UNDER THE U.S. INTERNAL REVENUE CODE

  The following is a summary of the principal Federal income tax consequences of option grants under the Plan. It does not describe all Federal tax consequences under the Plan, nor does it describe state or local tax consequences.

  Incentive Options. No taxable income is realized by the optionee upon the grant or exercise of an Incentive Option. If shares issued to an optionee pursuant to the exercise of an Incentive Option are not sold or transferred within two years from the date of grant or within one year after the date of exercise, then (a) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital loss, and (b) there will be no deduction for the Company for Federal income tax purposes. The exercise of an Incentive Option will give rise to an item of tax preference that may result in alternative maximum tax liability for the optionee.

  If shares of Common Stock acquired upon the exercise of an Incentive Option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition"), generally (a) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof, and (b) the Company will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the Incentive Option is paid by tendering shares of Common Stock.

  If an Incentive Option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a Non-Qualified Option. Generally, except in the case of death, an Incentive Option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of death or disability).

  Non-Qualified Options. With respect to Non-Qualified Options under the Plan, no income is realized by the optionee at the time the option is granted. Generally, (a) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and the Company receives a tax deduction for the same amount, and (b) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares have been held. Special rules will apply where all or a portion of the exercise price of the Non-Qualified Option is paid by tendering shares of Common Stock.

  Payments in Respect of a Change of Control. The Plan provides for acceleration or payment of awards and related shares in the event of a Change of Control. Such acceleration or payment may cause the consideration involved to be treated in whole or in part as "parachute payments" under the Code. Acceleration of benefits under other Company stock and benefits plans and other contracts with employees in the event of a Change of Control could be subject to being combined with Plan accelerations for "parachute payment" purposes. Any such "parachute payments" may be non-deductible to the Company in whole or in part, and the recipient may be subject to a 20% excise tax on all or part of such payments (in addition to other taxes ordinarily payable).

  Limitation on the Company's Deduction. As a result of Section 162(m) of the Code, the Company's deduction for certain awards under the Plan may be limited to the extent that a "covered employee" (e.g., one of the Named Executive Officers) receives compensation in excess of $1,000,000 in such taxable year of the Company (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code).

                                 OTHER MATTERS

INDEPENDENT AUDITORS

  The accounting firm of Coopers & Lybrand L.L.P. has served as the Company's independent auditors since the Company's formation in August 1993. A representative of Coopers & Lybrand L.L.P. will be present at the Annual Meeting. He will be given the opportunity to make a statement if he so desires and will be available to respond to appropriate questions.

SOLICITATION OF PROXIES

  The cost of solicitation of proxies in the form enclosed herewith will be paid by the Company. The Company has retained Georgeson & Company, Inc. to assist with the solicitation of proxies, for which the Company will pay a fee of $7,500, plus reimbursement of certain expenses. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company may also solicit proxies personally or by telephone without additional compensation for such activities. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such holders for their reasonable expenses.

STOCKHOLDER PROPOSALS

  Stockholder proposals (including director nominations) submitted pursuant to Exchange Act Rule 14a-8 for inclusion in the Company's proxy statement and form of proxy for the 1998 annual meeting of stockholders must be received in writing at the Company's principal executive offices by December 9, 1997. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy.

  Stockholder proposals (including director nominations) to be presented at the 1998 Annual Meeting, other than a stockholder proposal submitted pursuant to Exchange Act Rule 14a-8, must be received in writing at the principal executive offices of the Company on or before February 20, 1998, together with all supporting documentation required by the Company's Amended and Restated Bylaws.

OTHER MATTERS

  The Board of Directors does not know of any matters other than those described in this Proxy Statement which will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD TODAY.

                            AVALON PROPERTIES, INC.

                             AMENDED AND RESTATED
                          1995 EQUITY INCENTIVE PLAN
                             _____________________

SECTION 1.  GENERAL PURPOSE OF THE PLAN; DEFINITIONS
            ----------------------------------------

     The name of the plan is the Avalon Properties, Inc. 1995 Equity and Incentive Plan (the "Plan"). The purpose of the Plan is to encourage and enable the officers, employees and Directors of Avalon Properties, Inc. (the "Company") and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

     The following terms shall be defined as set forth below:

     "Act" means the Securities Exchange Act of 1934, as amended.

     "Award" or "Awards," except where referring to a particular category of grant under the Plan, shall include one or more Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Unrestricted Stock Awards and Dividend Equivalent Rights.

     "Board" means the Board of Directors of the Company.

     "Cause" means and shall be limited to a vote of the Board of Directors resolving that the participant should be dismissed as a result of (i) any material breach by the participant of any agreement to which the participant and the Company are parties, (ii) any act (other than retirement) or omission to act by the participant which may have a material and adverse effect on the business of the Company or any Subsidiary or on the participant's ability to perform services for the Company or any Subsidiary (including, without limitation, a material breach of the Company's Code of Ethics, as amended from time to time), or (iii) any material misconduct or neglect of duties by the participant in connection with the business or affairs of the Company or any Subsidiary.

     "Change of Control" is defined in Section 13.

     "Code" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

     "Committee" means the Committee of the Board referred to in Section 2.

     "Covered Employee" means each employee who is a "covered employee" for the relevant fiscal year of the Company within the meaning of Section 162(m) of the Code.

     "Director Fees" means all or any designated portion of any cash retainer or other cash fees payable to Independent Directors in respect of their service as such or attendance at any meetings of the Board of Directors or any committee thereof.

     "Disability" means an individual's inability to perform his normal required services for the Company and its Subsidiaries for a period of six consecutive months by reason of the individual's mental or physical disability, as determined by the Committee in good faith in its sole discretion.

     "Dividend Equivalent Right" means Awards granted pursuant to Section 8.

     "Effective Date" means the date on which the Plan was approved by stockholders as set forth in Section 15.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the related rules, regulations and interpretations.

     "Fair Market Value" on any given date means the last reported sale price at which Stock is traded on such date or, if no Stock is traded on such date, the most recent date on which Stock was traded, as reflected on the New York Stock Exchange or, if applicable, any other national stock exchange on which the Stock is traded.

     "Incentive Stock Option" means any Stock Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

     "Independent Director" means a member of the Board who is not also an employee of the Company or any Subsidiary.

     "Non-Employee Director" means an Independent Director who qualifies as a non-employee director under Rule 16b-3(b)(3)(i) promulgated under the Act, or any successor definition under said Rule.

     "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

     "Option" or "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5.

     "Restricted Stock Award" means Awards granted pursuant to Section 6.

     "Retirement" means the employee's termination of employment with the Company and its Subsidiaries after attainment of the age and/or service requirements to qualify for early or normal retirement under the Company's qualified retirement plan.

     "Stock" means the Common Stock, par value $.01 per share, of the Company, subject to adjustments pursuant to Section 3.

     "Subsidiary" means any corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities, beginning with the Company if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other interests possessing 50% or more of the economic interest or the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.

     "Unrestricted Stock Award" means Awards granted pursuant to Section 7.

SECTION 2.  ADMINISTRATION OF PLAN; COMMITTEE AUTHORITY TO SELECT PARTICIPANTS
            ------------------------------------------------------------------
            AND DETERMINE AWARDS
            --------------------

     (a) Committee.  The Plan shall be administered by all of the Independent
         ---------
Director members of the Compensation Committee of the Board, or any other committee of not less than two Independent Directors performing similar functions, as appointed by the Board from time to time. Each member of the Committee shall be a Non-Employee Director and an "outside director" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

     (b) Powers of Committee.  The Committee shall have the power and authority
         -------------------
to grant Awards consistent with the terms of the Plan, including the power and authority:

         (i) to select the officers and other employees of the Company and its Subsidiaries to whom Awards may from time to time be granted;

         (ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Unrestricted Stock Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more participants;

         (iii) to determine the number of shares of Stock to be covered by any Award;

         (iv) to determine and modify the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards;

         (v) to accelerate the exercisability or vesting of all or any portion of any Award;

         (vi) subject to the provisions of Section 5(a)(iii), to extend the period in which Stock Options may be exercised;

         (vii) to determine whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the participant and whether and to what extent the Company shall pay or credit amounts constituting interest (at rates determined by the Committee) or dividends or deemed dividends on such deferrals; and

         (viii) to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

     All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan participants.

SECTION 3.  STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION
            ----------------------------------------------------

     (a) Stock Issuable.  The maximum number of shares of Stock reserved
         --------------
and available for issuance under the Plan shall be equal to 2,450,554 shares of Stock, plus any shares of Stock represented by awards under the Company's 1993 Stock Option and Incentive Plan that are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Stock or otherwise terminated (other than by exercise); provided that not more than 2,450,500 Incentive Stock Options shall be granted hereunder. Shares of Stock underlying any Awards granted under this Plan or the Company's 1993 Stock Option and Incentive Plan which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitation, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that no more than 250,000 Stock Options may be granted to any one individual participant during any one calendar year period. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company in open market transactions or otherwise.

     (b) Recapitalizations.  If, through or as a result of any merger,
         -----------------
consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, the Committee shall make an appropriate or proportionate adjustment in (i) the maximum number and kind of shares reserved for issuance under the Plan, (ii) the number of Stock Options that can be granted to any one individual participant,
(iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, and (iv) the price for each share subject to any then outstanding Stock Options under the Plan, without changing the aggregate exercise price as to which such Stock Options remain exercisable. The adjustment by the Committee shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Committee in its discretion may make a cash payment in lieu of fractional shares.

     (c) Mergers.  In the event of a consolidation or merger or sale of all or
         -------
substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company, the Board, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to outstanding Stock Options: (i) provide that such Stock Options be assumed or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to the optionees, provide that all unexercised Stock Options will terminate immediately prior to the consummation of such transaction unless exercised by the optionee within a specified period following the date of such notice, and/or (iii) in the event of a business combination under the terms of which holders of the Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the business combination, make or provide for a cash payment to the optionees equal to the difference between (A) the value (as determined by the Committee) of the consideration payable per share of Stock pursuant to the business combination (the "Merger Price") times the number of shares of Stock subject to such outstanding Stock Options (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding Stock Options in exchange for the termination of such options.

     (d) Substitute Awards.  The Committee may grant Awards under the Plan in
         -----------------
substitution for stock and stock-based awards held by employees of another corporation who concurrently become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

SECTION 4.  ELIGIBILITY
            -----------

     Participants in the Plan will be such full or part-time officers and other employees of the Company and its Subsidiaries who are responsible for or contribute to the management, growth or profitability of the Company and its Subsidiaries and who are selected from time to time by the Committee, in its sole discretion. Independent Directors are also eligible to participate in the Plan but only to the extent provided in Section 5(b), Section 6 and Section 7 below.

SECTION 5.  STOCK OPTIONS
            -------------

     Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

     Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. To the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

     No Incentive Stock Option shall be granted under the Plan after March 8, 2005.

     (a) Stock Options Granted to Employees.  The Committee in its discretion
         ----------------------------------
may grant Stock Options to eligible employees of the Company or any Subsidiary. Stock Options granted to employees pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

         (i) Exercise Price.  The exercise price per share for the Stock
             --------------
covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Committee at the time of grant but shall not be less than 100% of the Fair Market Value on the date of grant in the case of Incentive Stock Options, or 85% of the Fair Market Value on the date of grant in the case of Non-Qualified Stock Options. Notwithstanding the foregoing, with respect to Non-Qualified Stock Options which are granted in lieu of cash bonus, the exercise price per share shall not be less than 85% of the Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option shall be not less than 110% of the Fair Market Value on the grant date.

         (ii) Grant of Discount Options in Lieu of Cash Bonus.  Upon the
              -----------------------------------------------
request of an eligible employee and with the consent of the Committee, such employee may elect each calendar year to receive a Non-Qualified Stock Option in lieu of cash bonus to which he may become entitled during the following calendar year pursuant to any other plan of the Company, but only if such employee makes an irrevocable election to waive receipt of all or a portion of such cash bonus. Such election shall be made on or before the date set by the Committee which date shall be no later than 15 days preceding January 1 of the calendar year in which the cash bonus would otherwise be paid. A Non-Qualified Stock Option shall be granted to each employee who made such an irrevocable election on the date the waived cash bonus would otherwise be paid; provided, however, that with respect to an employee who is subject to Section 16 of the Act, if such grant date is not at least six months and one day from the date of the election, the grant shall be delayed until the date which is six months and one day from the date of the election (or the next following business day, if such date is not a business day). The exercise price per share shall be determined by the Committee but shall not be less than 85% of the Fair Market Value of the Stock on the date the Stock Option is granted. The number of shares of Stock subject to the Stock Option shall be determined by dividing the amount of the waived cash bonus by the difference between the Fair Market Value of the Stock on the date the Stock Option is granted and the exercise price per Stock Option. The Stock Option shall be granted for whole number of shares so determined; the value of any fractional share shall be paid in cash. An employee may revoke his election under this Section 5(a)(ii) on a prospective basis at any time; provided, however, that with respect to an employee who is subject to
Section 16 of the Act, such revocation shall only be effective six months and one day following the date of such revocation.

         (iii) Option Term.  The term of each Stock Option shall be fixed
               -----------
by the Committee, but no Incentive Stock Option shall be exercisable more than ten years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five years from the date of grant.

         (iv) Exercisability; Rights of a Stockholder.  Stock Options shall
              ---------------------------------------
become vested and exercisable at such time or times, whether or not in installments, as shall be determined by the Committee at or after the grant date; provided, however, that Stock Options granted in lieu of cash bonus shall be exercisable immediately. The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

         (v) Method of Exercise.  Stock Options may be exercised in whole or in
             ------------------
part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods:

             (A) In cash, by certified or bank check or other instrument acceptable to the Committee;

             (B) In the form of shares of Stock that are not then subject to restrictions under any Company plan and that have been held by the optionee for at least six months, if permitted by the Committee in its discretion. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

             (C) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure.

Payment instruments will be received subject to collection. The delivery of certificates representing the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or applicable provisions of laws.

     (vi)   Termination by Reason of Death.  Any Stock Option held by an
            ------------------------------
optionee whose employment by the Company and its Subsidiaries is terminated by reason of death shall become fully exercisable and may thereafter be exercised by the legal representative or legatee of the optionee, for a period of twelve months (or such longer period as the Committee shall specify at any time) from the date of death, or until the expiration of the stated term of the Option, if earlier.

     (vii)  Termination by Reason of Disability.
            -----------------------------------

            (A) Any Stock Option held by an optionee whose employment by the Company and its Subsidiaries is terminated by reason of Disability shall become fully exercisable and may thereafter be exercised, for a period of twelve months (or such longer period as the Committee shall specify at any time) from the date of such termination of employment, or until the expiration of the stated term of the Option, if earlier.

            (B) The Committee shall have sole authority and discretion to determine whether a participant's employment has been terminated by reason of Disability.

            (C) Except as otherwise provided by the Committee at any time, the death of an optionee during the period provided in this Section 5(a)(vii) for the exercise of a Stock Option shall extend such period for six months from the date of death, subject to termination on the expiration of the stated term of the Option, if earlier.

     (viii) Termination by Reason of Retirement.
            -----------------------------------

            (A) Any Stock Option held by an optionee whose employment by the Company and its Subsidiaries is terminated by reason of Retirement may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of twelve months (or such other period as the Committee shall specify at any time) from the date of such termination of employment, or until the expiration of the stated term of the Option, if earlier.

             (B) Except as otherwise provided by the Committee at any time, the death of an optionee during a period provided in this Section 5(a)(viii) for the exercise of a Stock Option shall extend such period for six months from the date of death, subject to termination on the expiration of the stated term of the Option, if earlier.

     (ix) Termination for Cause.  If any optionee's employment by the
          ---------------------
Company and its Subsidiaries is terminated for Cause, any Stock Option held by such optionee, including any Stock Option that is immediately exercisable at the time of such termination, shall terminate and be of no further force and effect; provided, however, that the Committee may, in its sole discretion, provide that such Stock Option can be exercised for a period of up to 30 days from the date of termination of employment or the expiration of the stated term of the Option, if earlier.

     (x) Other Termination.  Unless otherwise determined by the Committee,
         -----------------
if an optionee's employment by the Company and its Subsidiaries terminates for any reason other than death, Disability, Retirement, or for Cause, any Stock Option held by such optionee may thereafter be exercised, to the extent it was exercisable on the date of termination of employment, for three months (or such longer period as the Committee shall specify at any time) from the date of termination of employment or until the expiration of the stated term of the Option, if earlier.

     (xi) Annual Limit on Incentive Stock Options.  To the extent required
          ---------------------------------------
for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its Subsidiaries become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that all of any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

     (b) Stock Options Granted to Independent Directors.
         ----------------------------------------------

         (i) Automatic Grant of Options.  Each Independent Director who is
             --------------------------
serving as Director of the Company on the fifth business day after each annual meeting of stockholders, beginning with the 1995 Annual Meeting of Stockholders, shall automatically be granted on such day a Non-Qualified Stock Option to acquire 10,000 shares of Stock. No such awards shall occur hereunder to the extent that any Independent Director receives any similar automatic, annual grant of Non-Qualified Stock Options under a substantially similar provision of any other similar plan of the Company. The exercise price per share for the Stock covered by a Stock Option granted hereunder shall be equal to the Fair Market Value of the Stock on the date the Stock Option is granted.

         (ii) Exercise; Termination; Non-transferability.
              ------------------------------------------

              (A) Except as provided in Section 13, no Option granted under
         Section 5(b)(i) may be exercised before the first anniversary of the date upon which it was granted; provided, however, that any Option so granted shall become exercisable upon the termination of service of the Non-Employee Director because of Disability or death. No Option issued under this Section 5(b) shall be exercisable after the expiration of ten years from the date upon which such Option is granted.

              (B) The rights of an Independent Director in an Option granted under this Section 5(b) shall terminate on the specified expiration date; provided, however, that if the Independent Director ceases to be a Director for Cause, the rights shall terminate immediately on the date on which he ceases to be a Director.

              (C) Any Option granted to an Independent Director and outstanding on the date of his death may be exercised by the legal representative or legatee of the optionee for a period of twelve months from the date of death or until the expiration of the stated term of the option, if earlier.

              (D) Options granted under this Section 5(b) may be exercised only by written notice to the Company specifying the number of shares to be purchased. Payment of the full purchase price of the shares to be purchased may be made by one or more of the methods specified in
         Section 5(a)(v). An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

         (iii) Limited to Independent Directors.  The provisions of this
               --------------------------------
Section 5(b) shall apply only to Options granted or to be granted to Independent Directors, and shall not be deemed to modify, limit or otherwise apply to any other provision of this Plan or to any Option issued under this Plan to a participant who is not an Independent Director of the Company. To the extent inconsistent with the provisions of any other Section of this Plan, the provisions of this Section 5(b) shall govern the rights and obligations of the Company and Independent Directors respecting Options granted or to be granted to Independent Directors. The provisions of this Section 5(b) which affect the price, date of exercisability, option period or amount of shares of Stock under an Option and the provisions of Section 6(b) which affect the grant and vesting of shares of Restricted Stock to Independent Directors shall not be amended more than once in any six-month period, other than to comport with changes in the Code or ERISA.

         (c) Non-transferability of Options.  No Stock Option shall be
             ------------------------------
transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee. Notwithstanding the foregoing, the Committee may provide in an option agreement that the optionee may transfer, without consideration for the transfer, his Stock Options to members of his immediate family (i.e., children, grandchildren, or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only parties.

         (d) Form of Settlement.  Shares of Stock issued upon exercise of a
             ------------------
Stock Option shall be free of all restrictions under the Plan, except as otherwise provided in the Plan or required by applicable laws, rules and regulations.



SECTION 6.  RESTRICTED STOCK AWARDS
            -----------------------

     (a) Nature of Restricted Stock Awards.  The Committee may grant Restricted
         ---------------------------------
Stock Awards to (i) any employee of the Company or any Subsidiary and (ii) as provided in Section 6(b) below, the Independent Directors. A Restricted Stock Award is an Award entitling the recipient to acquire, at no cost or for a purchase price determined by the Committee, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant ("Restricted Stock"). Conditions may be based on continuing employment and/or achievement of pre-established performance goals and objectives. In the case of a Covered Employee, the conditions shall be based on the achievement of pre-established performance goals and objectives that are based upon measures of Company-wide and/or operating unit performance in one or more of (a) Funds from Operations, (b) Funds Available for Distribution and/or (c) Cash Available for Distribution (and/or per-share amounts of any of the foregoing and/or (d) such other measures or indices as the Board of Directors shall from time to time establish.

     (b) Automatic Grant of Restricted Stock to Independent Directors.  Each
         ------------------------------------------------------------
Independent Director who is serving as Director of the Company on the fifth business day after each annual meeting of stockholders, beginning with the 1996 Annual Meeting of Stockholders, shall automatically be granted on such day 2,500 shares of Restricted Stock. Such shares of Restricted Stock shall vest twenty percent (20%) on the date of issuance and twenty percent (20%) on each of the first four anniversaries of the date of issuance.

     (c) Acceptance of Award.  A participant who is granted a Restricted Stock
         -------------------
Award shall have no rights with respect to such Award unless the participant shall have accepted the Award within 60 days (or such shorter date as the Committee may specify) following the award date by making payment to the Company, if required, by certified or bank check or other instrument or form of payment acceptable to the Committee in an amount equal to the specified purchase price, if any, of the shares covered by the Award and by executing and delivering to the Company a written instrument that sets forth the terms and conditions of the Restricted Stock Award in such form as the Committee shall determine.

     (d) Rights as a Stockholder.  Upon complying with Section 6(c) above, a
         -----------------------
participant shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Committee shall otherwise determine, certificates evidencing the Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 6(f) below.

     (e) Restrictions.  Restricted Stock may not be sold, assigned, transferred,
         ------------
pledged or otherwise encumbered or disposed of except as specifically provided herein or in the written instrument evidencing the Restricted Stock Award. In the event of (i) termination of employment by the Company and its Subsidiaries or (ii) termination of directorship on the Board, for any reason other than death or Disability, the Company shall have the right, at the discretion of the Committee, to repurchase Restricted Stock with respect to which conditions have not lapsed at their purchase price, or to require forfeiture of such shares to the Company if acquired at no cost, from the participant or the participant's legal representative. The Company must exercise such right of repurchase or forfeiture not later than the 90th day following such termination of employment (unless otherwise specified in the written instrument evidencing the Restricted Stock Award).

     (f) Vesting of Restricted Stock.  Except as set forth in Section 6(b)
         ---------------------------
above, the Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company's right of repurchase or forfeiture shall lapse, which shall be not less than three years from the date of grant (one year in the case of Restricted Stock subject to performance-based conditions). Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed vested. A participant whose employment or directorship is terminated for reason of death or Disability shall become fully vested in his Restricted Stock on his termination date to the extent such vesting is otherwise contingent only on continued service with the Company. Where vesting is contingent on attainment of pre-established performance goals, the vesting of Restricted Stock in the case of death or Disability shall remain dependent on the attainment of such goals and shall be determined as of such date or dates specified by the Committee.

     (g) Waiver, Deferral and Reinvestment of Dividends.  The written instrument
         ----------------------------------------------
evidencing the Restricted Stock Award may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

SECTION 7.  UNRESTRICTED STOCK AWARDS
            -------------------------

     (a) Grant or Sale of Unrestricted Stock.  The Committee may, in its sole
         -----------------------------------
discretion, grant (or sell at a purchase price determined by the Committee) to any employee of the Company or any Subsidiary shares of Stock, which may be free of any restrictions ("Unrestricted Stock") under the Plan (an "Unrestricted Stock Award"). Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such employee.

     (b) Elections to Receive Unrestricted Stock In Lieu of Compensation.  Upon
         ---------------------------------------------------------------
the request of an employee and with the consent of the Committee, each employee may, pursuant to an irrevocable written election delivered to the Company no later than the date or dates specified by the Committee, receive a portion of the cash compensation otherwise due to such employee in the form of shares of Unrestricted Stock (valued at Fair Market Value on the date or dates the cash compensation would otherwise be paid). With respect to any employee who is subject to Section 16 of the Act, such irrevocable election shall become effective no earlier than six months and one day following the date of such election and the revocation of such election shall be effective six months and one day following the date of the revocation.

     (c) Elections to Receive Unrestricted Stock in Lieu of Director Fees.  Each
         ----------------------------------------------------------------
Independent Director may, pursuant to an irrevocable written election delivered to the Company, receive all or a portion of such Independent Director's Director Fees in shares of Unrestricted Stock (valued at Fair Market Value on the date or dates that the Director Fees would otherwise be paid in cash). Such election shall be effective no earlier than six months and one day following the date of such election. Any revocation of such election shall be effective six months and one day following the date of the revocation.

     (d) Restrictions on Transfers.  The right to receive Unrestricted Stock on
         -------------------------
a deferred basis may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.


SECTION 8.  DIVIDEND EQUIVALENT RIGHTS
            --------------------------

     A Dividend Equivalent Right is an award entitling the recipient to receive credits based on cash dividends that would be paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares were held by the recipient. A Dividend Equivalent Right may be granted hereunder, as a component of another award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional dividend equivalents. Any such reinvestment shall be at fair market value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of another award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another award may also contain terms and conditions different from such other award.

SECTION 9.  TAX WITHHOLDING
            ---------------

     (a) Payment by Participant.  Each participant shall, no later than the
         ----------------------
date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

     (b) Payment in Stock.  A participant may elect to have such tax
         ----------------
withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due. With respect to any participant who is subject to Section 16 of the Act, the following additional restrictions shall apply to the extent required by the Act:

         (A) the election to satisfy tax withholding obligations relating to an Award in the manner permitted by this Section 9(b) shall be made either (1) during the period beginning on the third business day following the date of release of quarterly or annual summary statements of sales and earnings of the Company and ending on the twelfth business day following such date, or
     (2) at least six months prior to the date as of which the receipt of such an Award first becomes a taxable event for Federal income tax purposes;

         (B) such election shall be irrevocable;

         (C) such election shall be subject to the consent or disapproval of the Committee; and

         (D) the Stock withheld to satisfy tax withholding must pertain to an Award which has been held by the participant for at least six months from the date of grant of the Award.

Notwithstanding the foregoing, the first sentence of Section 9(b)(A) shall not be applicable until the Company has been subject to the reporting requirements of Section 13(a) of the Act for at least a year prior to the election and has filed all reports and statements required to be filed pursuant to that Section for that year.

SECTION 10.  TRANSFER, LEAVE OF ABSENCE, ETC.
             -------------------------------

     For purposes of the Plan, the following events shall not be deemed a termination of employment:

     (a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

     (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

SECTION 11.  AMENDMENTS AND TERMINATION
             --------------------------

     The Board may, at any time, amend or discontinue the Plan and the Committee may, at any time, amend or cancel any outstanding Award (or provide substitute Awards at the same or reduced exercise or purchase price or with no exercise or purchase price, but such price, if any, must satisfy the requirements which would apply to the substitute or amended Award if it were then initially granted under this Plan) for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's consent. If and to the extent determined by the Committee to be required by the Act to ensure that Awards granted under the Plan are exempt under Rule 16b-3 promulgated under the Act, or that Incentive Stock

Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by the Company Stockholders.

SECTION 12.  STATUS OF PLAN
             --------------

     With respect to the portion of any Award which has not been exercised and any payments in cash, Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 13.  CHANGE OF CONTROL PROVISIONS
             ----------------------------

     Upon the occurrence of a Change of Control as defined in this Section 13:

     (a) Each outstanding Stock Option shall automatically become fully exercisable notwithstanding any provision to the contrary herein.

     (b) Each Restricted Stock Award shall be subject to such terms, if any, with respect to a Change of Control as have been provided by the Committee in connection with such Award.

     (c) "Change of Control" shall mean the occurrence of any one of the following events:

         (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Act (other than the Company, any of its Subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its Subsidiaries), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 30% or more of either
     (A) the combined voting power of the Company's then outstanding securities having the right to vote in an election of the Company's Board of Directors ("Voting Securities") or (B) the then outstanding shares of Stock of the Company (in either such case other than as a result of an acquisition of securities directly from the Company); or

         (ii) persons who, as of the Effective Date, constitute the Company's Board of Directors (the "Incumbent Directors") cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger, acquisition of Voting Securities or similar transaction, to constitute at least a majority of the Board of Directors, provided that any person becoming a director of the Company subsequent to the Effective Date whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors shall, for purposes of this Plan, be considered an Incumbent Director; or

          (iii) the stockholders of the Company shall approve (A) any consolidation or merger of the Company or any Subsidiary where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate 30% of the voting shares of the corporation or other entity issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation or other entity, if any), (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or (C) any plan or proposal for the liquidation or dissolution of the Company.

     Notwithstanding the foregoing, a "Change of Control" shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Stock or other Voting Securities outstanding, increases (x) the proportionate number of shares of Stock beneficially owned by any person to 30% or more of the shares of Stock then outstanding or (y) the proportionate voting power represented by the Voting

Securities beneficially owned by any person to 30% or more of the combined voting power of all then outstanding Voting Securities; provided, however, that
                                                        --------  -------
if any person referred to in clause (x) or (y) of this sentence shall thereafter become the beneficial owner of any additional shares of Stock or other Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction), then a "Change of Control" shall be deemed to have occurred for purposes of the foregoing clause (i).

SECTION 14.  GENERAL PROVISIONS
             ------------------

     (a) No Distribution; Compliance with Legal Requirements.  The Committee
         ---------------------------------------------------
may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

     No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Committee may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

     (b) Delivery of Stock Certificates.  Delivery of stock certificates to
         ------------------------------
participants under this Plan shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the participant, at the participant's last known address on file with the Company.

     (c) Other Compensation Arrangements; No Employment Rights.  Nothing
         -----------------------------------------------------
contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

SECTION 15.  EFFECTIVE DATE OF PLAN
             ----------------------

     This Plan originally became effective on May 9, 1995. The amendments to this Plan shall become effective upon approval by the holders of a majority of the shares of Stock of the Company present or represented and entitled to vote at a meeting of stockholders. Subject to such approval by the stockholders and to the requirement that no Stock may be issued hereunder prior to such approval, Stock Options and other Awards may be granted hereunder on and after adoption of this Plan by the Board.

SECTION 16.   GOVERNING LAW
              -------------

     This Plan shall be governed by Maryland law except to the extent such law is preempted by Federal law.

PROXY                       AVALON PROPERTIES, INC.                        PROXY
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned hereby appoints Richard L. Michaux, Charles H. Berman and Thomas J. Sargeant, and each of them, proxies with full power of substitution to vote for and on behalf of the undersigned at the Annual Meeting of Stockholders of Avalon Properties, Inc. to be held at Bloomberg Financial Markets, 499 Park Avenue, New York, New York, on Tuesday, May 6, 1997 at 10:00 a.m., and at any adjournments thereof, hereby granting full power and authority to act on behalf of the undersigned at said meeting or any adjournments thereof. The undersigned hereby revokes any proxy previously given in connection with such meeting and acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and the 1996 Annual Report to Stockholders.

[X] Please mark votes as in this example.

1. To elect six directors to hold office until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified.
   NOMINEES: Richard L. Michaux, Charles H. Berman, Michael A. Futterman, Christopher B. Leinberger, Richard W. Miller and Allan D. Schuster

    FOR [_]        WITHHELD [_]     [_] ____________    MARK HERE [_]
                                      For all           For address
                                    nominees            change and
                                      except as         note on reverse
                                    noted above         side

2. To approve the amendments to the Company's Amended and Restated 1995 Equity Incentive Plan, as described in the Proxy Statement.

          [_] FOR               [_] AGAINST           [_] ABSTAIN

3. To consider and act upon any matters incidental to the foregoing or any other matters which may properly come before the meeting or any adjournments thereof.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                      LOGO

  WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE SIX NOMINEES FOR DIRECTORS OF THE COMPANY NAMED IN THE PROXY STATEMENT AND FOR APPROVAL OF THE AMENDMENTS TO THE PLAN. IN THEIR DISCRETION, THE PROXIES ARE EACH AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

For joint accounts, each             Signature: ______________  Date __________
owner should sign.
Executors,
administrators,
trustees, corporate
officers and others
acting in a
representative capacity
should give full title
or authority.

                                     Signature: ______________  Date __________

                                                 Change of Address:

        PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.